United States

Securities and Exchange Commission

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant	Filed by a Party other than the Registrant

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Preliminary Proxy Statement
CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to Section 240.14a-12

DMC GLOBAL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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MAY 12, 2021

8:30 a.m. Local Time

11800 Ridge Parkway,

Suite 300, Broomfield,
Colorado 80021

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

INTERNET Visit the website on your proxy card

BY TELEPHONE Call the telephone number on your proxy card

BY MAIL Sign, date and return your proxy card in the enclosed envelope

IN PERSON Attend the annual meeting in Broomfield, Colorado See page 5 for instructions on how to attend

Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE FOLLOW THE INSTRUCTIONS PROVIDED TO YOU AND VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM SUCH RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

NOTICE
of Annual Meeting
of Stockholders

To the Stockholders of DMC Global Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DMC Global Inc., a Delaware corporation, will be held on May 12, 2021, at 8:30 a.m. local time at 11800 Ridge Parkway, Suite 300, Broomfield, Colorado 80021, for the following purposes:

1.	To elect the eight director nominees identified in the accompanying proxy statement to hold office until the 2022 Annual Meeting of Stockholders;

2.	To approve a non-binding, advisory vote on the compensation of our named executive officers;

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

The Board of Directors has fixed the close of business on March 18, 2021 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting and at any adjournment or postponement thereof.

We are holding our annual meeting in person and will observe appropriate COVID protocols and health and safety procedures. Directors and others whose physical presence at the meeting is not essential may attend the meeting via teleconference. In addition, (i) stockholders and others may listen to the meeting in real-time by calling (888) 506-0062 or (973) 528-0011 (international access) and using the access code 884859, or via the Internet by using the URL: https://www.webcaster4.com/Webcast/ Page/2204/40492 and (ii) stockholders may submit questions they would like to have answered at the meeting by sending those questions to our Corporate Secretary in advance of the meeting at the address set forth in “Information Concerning the Annual Meeting and Voting—Contact Information”. We will continue to monitor the COVID-19 situation and if changes to our current plan become advisable, we will disclose the updated plan on our proxy website (www.investorvote.com/boom). We encourage you to check this website prior to the meeting if you plan to attend.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 12, 2021.

Similar to last year, we will be using the “Notice and Access” method that allows companies to provide proxy materials to stockholders via the Internet. On or about April 2, 2021, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials which contains specific instructions on how to access Annual Meeting materials via the Internet, as well as instructions on how to request paper copies. We believe this process should provide a convenient way to access your proxy materials and vote. The Proxy Statement and our annual report on Form 10-K for the fiscal year ended December 31, 2020 are available at www.investorvote.com/boom.

By Order of the Board of Directors,

MICHELLE H. SHEPSTON
April 2, 2021	Chief Legal Officer and Secretary

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2021 PROXY SUMMARY

THIS SUMMARY HIGHLIGHTS AND SUPPLEMENTS INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT. THE SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER AND THE ENTIRE PROXY STATEMENT SHOULD BE READ CAREFULLY BEFORE VOTING.

ANNUAL MEETING OF STOCKHOLDERS

Time and Date	8:30 a.m., May 12, 2021
Place	11800 Ridge Parkway, Suite 300, Broomfield, Colorado 80021
Record Date	March 18, 2021

AGENDA

•	The election of the eight director nominees identified in this proxy statement

•	An advisory vote on the compensation of our named executive officers

•	A ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for 2021

•	Such other business as may properly come before the meeting

VOTING MATTERS

Proposal	Board Recommendation	Page Reference (for more detail)
1. Election of directors	FOR each Nominee	8
2. Advisory vote on executive compensation	FOR	20
3. Ratification of appointment of Ernst & Young LLP as auditor for 2021	FOR	21

EXECUTIVE COMPENSATION

2020 Business Overview

2020 represented a year of unprecedented challenges as the COVID-19 pandemic drove a sharp decline in energy demand and average crude oil prices, which negatively impacted North American unconventional drilling and completion activity and sales at DynaEnergetics. Additionally, several large international orders at NobelClad were delayed by the pandemic. DMC’s net sales, operating income, adjusted operating income*, net income, adjusted net income*, and Adjusted EBITDA* declined from record high levels in 2019.

Throughout the challenging environment, the Company maintained its focus on DMC’s most important objectives: safety, operational excellence, innovation and strengthening our financial position. During 2020, DMC achieved one of the strongest safety records in Company history. During the fourth quarter of 2020, DynaEnergetics successfully passed one year without any lost time or recordable safety incidents across all its locations, and as of December 31, 2020, NobelClad had no lost time safety incidents at its locations in over 400 days. NobelClad also recorded its best-ever on-time delivery performance and achieved a year-over-year reduction in non-quality costs. DynaEnergetics implemented new operating processes that led to improved product throughput, lower scrap rates and enhanced product quality.

* Adjusted operating income, adjusted net income, and Adjusted EBITDA are non-GAAP (generally accepted accounting principles) financial measures used by management to measure operating performance and liquidity.

DMC GLOBAL INC. • 2021 PROXY STATEMENT	1

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TSR Performance

Our total stockholder return (“TSR”) relative to the compensation peer group identified below was at the 76th percentile over one year, at the 100th percentile over three years and at the 99th percentile over five years:

TOTAL SHAREHOLDER RETURN RELATIVE TO COMPENSATION PEER GROUP

2020 Financial/Strategic Achievements

Approximately 80% of DMC’s consolidated sales come from the oil and gas industry, and the pandemic led to a steep decline in global energy demand. In North America, our largest geographic market, well-completion activity declined by approximately 75% between the first and second quarters of 2020. DMC’s 2020 consolidated sales were $229 million, down 42% from $398 million in 2019. Sales at DynaEnergetics were $146 million, down 53% from the prior year, while sales at NobelClad were $83 million, down 5% from 2019.

Consolidated adjusted EBITDA decreased from $93.7 million in 2019 to $19.1 million in 2020; an 80% year-over-year decline.

We significantly strengthened our balance sheet and liquidity position and generated cash flow from operations of $30.4 million, which does not include $13.9 million in capital expenditures. Our total cash and marketable securities balance improved to $54 million and included $26 million raised through an at-the-market equity program we launched in the fourth quarter of 2020. Cash at the end of 2019 was $20 million. We reduced our debt to $12 million from $15 million at the end of 2019. Our total liquidity at the end of 2020 was $104 million, including our undrawn $50 million revolving credit facility.

We define EBITDA as net income or loss plus or minus net interest, taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation, restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. As a result, internal management reports used during monthly operating reviews feature Adjusted EBITDA and certain management incentive awards are based, in part, on the amount of Adjusted EBITDA achieved during the year.

Adjusted operating income, adjusted net income, and Adjusted EBITDA for a relevant fiscal year are the same as reported in the Company’s Form 10-K for that period. For a reconciliation of Adjusted EBITDA to the most directly comparable generally accepted accounting principle measure, refer to Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations from our Annual Report on Form 10-K for the year ended December 31, 2020.

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DynaEnergetics was awarded 24 patents and filed 131 patent applications during 2020. DynaEnergetics also made more new product introductions during 2020 than in any previous year. These include three new versions of our flagship DS Factory-Assembled, Performance-Assured™ perforating system: DS Echo™, for re-frac applications; DS Gravity™, a self-orienting system for oriented perforating; and DS LoneStar™, a single-shot system that delivers large, ultra-consistent entry holes. In addition to the safety, efficiency and reliability benefits inherent to all DS systems, the latest models incorporate new shaped-charge technologies and perforating functionality designed to enhance the performance of our customers’ wells. DynaEnergetics also introduced two downhole products that perform critical functions associated with well perforating. The DS MicroSet™ setting tool and DS Liberator™ ballistic release tool work seamlessly with our DS perforating systems, and collectively expand DynaEnergetics’ addressable market by approximately 20%.

During 2020, NobelClad delivered its first clad plate orders to a customer in the engineered wood industry, where our products are being used to enhance the performance and reduce the maintenance of high-temperature wood presses. Our entry into this growing global market resulted from two years of effort by NobelClad’s application development team. NobelClad also expanded its presence in the gold processing industry, where its titanium clad plates are being used to construct two of the world’s largest pressure oxidation autoclaves.

2020 Compensation Decisions at A Glance

The following pay decisions were made in 2020:

COMPENSATION ELEMENT	2020 DESIGN

• Compensation Committee approved salary increases for NEOs between 5.7% and 12.5%	• Changes to base salary consider level of responsibility and complexity of position, peer compensation levels, individual performance, market alignment and other factors.

• No change in target award opportunities

•   Annual cash incentives

•   Targeted award amounts set as a percentage of salary for each NEO

•   Weightings and metrics: • 70% — Company Performance

• 30% — Individual Performance

•   No funding on a metric if performance is below threshold; payout capped at 180% of target

• Compensation Committee approved increases to NEOs between 0% and 59% to align with the market

•   Consists of time-based restricted stock or restricted stock units (RSUs) (one-half of target LTI value) and performance-based LTI (PSUs) (one-half of target LTI value)

•   Restricted stock or RSUs vest ratably over 3-year period based on continued service

•   PSUs vests at end of 3-year period based on metrics set at time of grant

•   Actual payouts can range from 0% to 200% of target award amounts.

•   Metrics: • Relative TSR

• Adjusted EBITDA

DMC GLOBAL INC. • 2021 PROXY STATEMENT	3

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Good Compensation Governance Practices

The Compensation Committee continually evaluates the Company’s compensation policies and practices to ensure that they are consistent with good governance principles. Below are highlights of our governance practices:

WHAT WE DO	WHAT WE DON’T DO
Provide the majority of compensation in performance-based pay	No “single-trigger” change of control severance benefits
Maintain robust stock ownership requirements	No hedging transactions or pledging of our common stock by directors, officers or employees
Maintain a clawback policy	No evergreen provision in the equity incentive plan
Use an independent compensation consultant engaged by the Compensation Committee	No liberal share recycling
Conduct annual compensation program risk assessment	No liberal definition of change of control
Limit perquisites	No defined benefit plans for executive officers

2020 Say On Pay Results & Shareholder Engagement

The Board of Directors gives significant weight to the outcome of the advisory vote on executive compensation (say on pay) vote, as well as feedback from our stockholders, and responds accordingly. At the 2020 Annual Meeting of Stockholders, approximately 98% of stockholders supported our executive compensation program. Following the vote and throughout 2020, the Board and senior management team continued their regular cadence of communications with stockholders, engaging in over 100 in person and virtual meetings with investors during 2020, and no significant compensation matters were raised as a concern by investors. However, the Compensation Committee recognizes the ever-evolving compensation and governance landscape and will continue to review its practices and solicit stakeholder feedback on these issues.

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INFORMATION CONCERNING THE ANNUAL MEETING AND VOTING

GENERAL

The Board of Directors (the “Board”) of DMC Global Inc., a Delaware corporation, is soliciting proxies for use at the Annual Meeting of Stockholders to be held on May 12, 2021, at 8:30 a.m., local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes described in this proxy statement and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 11800 Ridge Parkway, Suite 300, Broomfield, Colorado 80021. On or about April 2, 2021, we will mail to all stockholders entitled to vote at the meeting a Notice of Internet Availability of Proxy Materials that contains specific instructions on how to access Annual Meeting materials via the Internet, as well as instructions on how to request paper copies. Unless the context otherwise requires, references to “the Company,” “DMC,” “we,” “us” or “our” refer to DMC Global Inc.

SOLICITATION

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of the Notice of Internet Availability of Proxy Materials and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies via the Internet may be supplemented by mail, telephone, or personal solicitation by our directors, officers, or other regular employees. No additional compensation will be paid to directors, officers, or other regular employees for such services.

OUTSTANDING SHARES AND QUORUM

Only holders of record of common stock at the close of business on March 18, 2021, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 18, 2021, we had 15,792,570 shares of common stock outstanding and entitled to vote. Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

A majority of the outstanding shares of common stock entitled to vote represented in person or by proxy will constitute a quorum at the Annual Meeting. However, if a quorum is not represented at the Annual Meeting, the stockholders entitled to vote at the meeting, present in person or represented by proxy, have the power to adjourn the Annual Meeting from time to time, without notice other than by announcement at the Annual Meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the originally scheduled meeting.

VOTING RIGHTS AND PROCEDURES

Votes cast by proxy or in person will be counted by one or more persons appointed by us to act as inspectors (the “Election Inspectors”) for the Annual Meeting. The Election Inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. Abstentions will not have any effect on any of the proposals to be considered at the Annual Meeting.

DMC GLOBAL INC. • 2021 PROXY STATEMENT	5

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Broker non-votes occur when a broker holding stock on behalf of a beneficial owner (in which case the stock is commonly referred to as being held “in street name”) lacks authority to vote the shares on some matters. Brokers are permitted to vote on “routine” proposals when they have not received voting instructions from the beneficial owner of the stock but are not permitted to vote on non-routine matters in the absence of such instructions. Proposal 3 relating to the ratification of the appointment of Ernst & Young LLP as our independent registered accounting firm for the fiscal year ending December 31, 2021 is considered “routine,” and there will therefore be no broker non-votes for such proposal. However, brokers will not be allowed to vote without instruction on proposals 1 or 2. The Election Inspectors will treat broker non-votes as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. Broker non-votes will have no effect on proposals 1 or 2.

We urge you to give voting instructions to your broker on all proposals.

Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election at a meeting at which a quorum is present; however, pursuant to our Majority Voting Policy, any director who fails to receive a majority of the votes cast (in person or by proxy) “FOR” such candidate is required to submit a letter of resignation to the Board. See “Majority Voting Policy” below. Proxies may not be voted for a greater number of persons than there are nominees.

The non-binding advisory vote on the compensation of our named executive officers is subject to the approval of the affirmative vote of a majority of votes cast with respect to Proposal 2.

The ratification of our selection of Ernst & Young LLP as our independent registered public accounting firm will be subject to the approval of an affirmative vote of a majority of votes cast with respect to Proposal 3.

Abstentions will have no effect on any of the proposals to be considered at the Annual Meeting.

If no direction is indicated on a proxy card, the shares will be voted FOR each of the proposals set forth in this proxy statement. The persons named in the proxies will have discretionary authority to vote all proxies with respect to additional matters that are properly presented for action at the Annual Meeting.

APPRAISAL RIGHTS

No action is proposed at the Annual Meeting for which the laws of the state of Delaware or our Bylaws provide a right of our stockholders to dissent and obtain appraisal of or payment for such stockholder’s common stock.

REVOCABILITY OF PROXIES

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time prior to the Annual Meeting. It may be revoked by filing with our Corporate Secretary a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

VOTING YOUR SHARES

Stockholder of Record: If you are a stockholder of record, there are several ways for you to vote your shares, as follows:

•	Via the Internet: If you received a Notice of Internet Availability of Proxy Materials, you can access our proxy materials and vote online. Instructions to vote online are provided in the Notice.
•	By Telephone: You may vote your shares by calling the telephone number specified on your proxy card. You will need to follow the instructions on your proxy card and the voice prompts.
•	By Written Proxy: If you have received or requested a paper copy of the proxy materials, please date and sign the proxy card and return it promptly in the accompanying envelope.
•	In Person: All stockholders of record may vote in person at the Annual Meeting. For those planning to attend in person, we also recommend submitting a proxy card or voting by telephone or via the Internet to ensure that your vote will be counted if you later decide not to attend the meeting.

Beneficial Owner: If you are a beneficial owner, you should have received voting instructions from your broker, bank or other nominee. Beneficial owners must follow the voting instructions provided by their nominee in order to direct such broker, bank or other nominee as to how to vote their shares. The availability of telephone and Internet voting depends on the voting process of such broker, bank or nominee. Beneficial owners must obtain a legal proxy from their broker, bank or nominee prior to the Annual Meeting in order to vote in person.

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STOCKHOLDER PROPOSALS

Proposals of stockholders that are intended to be presented at our 2022 Annual Meeting of Stockholders and to be included in our proxy materials for the meeting must be received by us not later than December 9, 2021, in order to be included in the proxy statement and proxy relating to that annual meeting.

Notice of any stockholder proposal to be considered at our 2022 Annual Meeting but not included in our proxy materials, must be submitted in writing and received by us in the manner set forth in our Bylaws. In general, the Bylaws provide that such a notice must be delivered not later than 60 days and not earlier than 90 days prior to the first anniversary of this year’s annual meeting date.

CONTACT INFORMATION

If you have questions or need more information about the Annual Meeting, or if you wish to submit a question or question to be asked at the Annual Meeting, you may write to or call:

Corporate Secretary
DMC Global Inc.
11800 Ridge Parkway, Suite 300
Broomfield, CO 80021
(303) 665-5700
corpsecretary@dmcglobal.com

You are also invited to visit the Company website at www.dmcglobal.com. The Company’s website materials are not incorporated by reference into this Proxy Statement.

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PROPOSAL 1 ELECTION OF DIRECTORS

There are eight nominees for election to the Board. Each director elected will hold office until the 2022 Annual Meeting, or until his or her successor is elected and qualified, or until such director’s earlier death, resignation, or removal.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named below. Each of the nominees has consented to be named as a nominee and to serve as a director if elected. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Corporate Governance and Nominating Committee of the Board may propose.

NOMINEES

The names of the nominees and certain information about them are set forth below. In addition, we have included information about each nominee’s specific experience, qualifications, attributes and skills that led our Board of Directors to conclude that the nominee should serve as a director of the Company, in light of our business and corporate strategy.

Name	Position	Age
Kevin T. Longe	Director, President and Chief Executive Officer	62
David C. Aldous	Director, Chairman	64
Andrea E. Bertone	Director	59
Robert A. Cohen	Director	72
Ruth I. Dreessen	Director	65
Richard P. Graff	Director	74
Michael A. Kelly	Director	64
Clifton Peter Rose	Director	70

Director since: 2012 Committees: • Risk	KEVIN T. LONGE

Skills and Qualifications

•  Extensive global operating experience in both standalone businesses and divisions of larger multinational companies

•  Strong background in strategic planning and implementation in diverse industries and business environments

•  Strong financial analysis and management skills

•  Deep experience in technology, product management, marketing and sales, manufacturing, supply chain management, and people and organizational development

Mr. Longe became our President and Chief Executive Officer in March 2013. He has served as a director since joining the Company in July 2012 as our Chief Operating Officer. From March 2011 until agreeing to join the Company, Mr. Longe served as an executive of Sonoco, Inc., first as President of Sonoco’s Thermo Safe business from March 2011 to March 2012 and then from March 2012 to July 2012 as a Vice President and General Manager with Sonoco’s Protective Packaging Division. From April 2010 until joining Sonoco, Mr. Longe was self-employed performing consulting and investment work. From 2004 through April 2010, Mr. Longe served in various positions at Lydall, Inc., most recently (2007-2010) serving as president of its subsidiary, Lydall Performance Materials, Inc. Mr. Longe holds a B.B.A, with distinction, from The University of Michigan and an M.B.A, with distinction, from the J.L. Kellogg Graduate School of Management at Northwestern University. We believe it is important to have our Chief Executive Officer also serve as a director to properly align management’s execution of our business objectives with the oversight and direction of the Board.

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Director since: 2013 Independent Committees: • Audit • Compensation	DAVID C. ALDOUS

Skills and Qualifications

•  Current and practical experience in leadership of global operations, financial analysis, project management, risk management, and health, environment, safety and security matters

•  Over 30 years of corporate leadership experience in the energy, alternative energy, chemical and petrochemical industries

•  Extensive skills in strategic planning and corporate development in the industries in which the Company and its customers operate

Mr. Aldous was appointed by the Board as a director in July 2013 and has served as non-executive Chairman of the Board since May 2018. Since March 2012, he has served as the Chief Executive Officer and Director of Rive Technology Inc., a privately-held provider of solutions for diffusion-limited reactions to the energy, chemicals, biofuel and water industries. Prior to joining Rive Technology Inc., Mr. Aldous served as Chief Executive Officer and Director of Range Fuels Inc., a clean energy and biofuels company from January 2009 to February 2012. Mr. Aldous also was employed for more than 20 years by Royal Dutch Shell, most recently as Executive Vice President, Strategy and Portfolio, and served as President of Shell Canada Products, where he led an $11 billion integrated oil business. He also served as President, CEO and Director at CRI/Criterion Inc., a $11 billion global catalyst company. Mr. Aldous has served on the Board of Directors of a number of companies and joint ventures inside and outside Royal Dutch Shell. Mr. Aldous holds a B.S. in Fuels Engineering from the University of Utah and an M.B.A., with distinction, from the J.L. Kellogg Graduate School of Management at Northwestern University.

Director since: 2019 Independent Committees: • Corporate Governance and Nominating • Risk	ANDREA E. BERTONE

Skills and Qualifications

•  Current and practical experience in leadership of global operations, financial analysis, project management, risk management, and health, environment, safety and security matters

•  In depth experience with multinational companies operating in global markets and significant expertise with respect to mergers and acquisitions

•  Significant strategic and operational expertise acquired while operating large infrastructure assets throughout Latin America

Public Company Directorships:

•  Peabody Energy Corp.

•  Amcor plc

Ms. Bertone was appointed by the Board as a director in February 2019. She has nearly 20 years of senior management experience in the energy industry in the Americas and most recently held the position of President of Duke Energy International LLC (“Duke Energy”). During her seven years in this role, she was responsible for operations across South and Central America. Prior to her role as President of Duke Energy, Ms. Bertone spent nearly 10 years in increasingly senior management roles with Duke Energy and its subsidiary companies. Ms. Bertone serves on the board of directors of Peabody Energy Corp. and Amcor plc. Ms. Bertone completed her JD at the University of São Paulo, Brazil and received her LLM from Chicago-Kent College of Law in 1995. She also completed a finance program for senior executives at Harvard Business School in 2010. She is a member of the Brazilian Bar Association. In 2013, she received the Alumni of Distinction Award from Chicago-Kent College of Law, and in 2016, she was recognized by the National Safety Council through their annual “CEOs Who Get It” program, as a leader who demonstrates personal commitment to worker safety and health.

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Director since: 2011 Independent Committees: • Compensation (Chair) • Corporate Governance and Nominating	ROBERT A. COHEN

Skills and Qualifications

•  Extensive financial background and management experience with multinational companies, bringing depth to the Board in the areas of strategic planning, finance and risk management

•  Served as Chief Executive Officer of one of the largest banks in Korea while living in Korea and working with many Korean and Asian companies

•  Substantial expertise in the Korean and Asian markets, which are key growth markets for NobelClad and DynaEnergetics

Mr. Cohen has served as a director since February 2011. He is the managing partner of Joranel LLC, a private investment and consulting firm serving institutional clients. Prior to joining Joranel in 2005, Mr. Cohen spent four years as president and Chief Executive Officer of Korea First Bank. From 1997 to 1999, he was vice Chairman and a member of the executive committee of Republic National Bank, and of its parent company RNB, publicly traded on The New York Stock Exchange (NYSE). Previously, Mr. Cohen worked for 25 years with Credit Lyonnais, including eight years as Chief Executive Officer of Credit Lyonnais USA. He taught economics and finance for 16 years at the Paris Institut Technique de Banque et Finance and the French School of Management (ESSEC). He is a graduate of Ecole Polytechnique in Paris and earned a doctorate in finance from the University Paris Dauphine.

Director since: 2020 Independent Committees: • Audit	RUTH I. DREESSEN

Skills and Qualifications

•  Extensive financial and management background in investment banking and private equity firms in the chemical and energy industries

•  Substantial experience in financial analysis, finance and risk management and strategic planning

•  Over two decades of financial leadership experience in the chemical, energy and petrochemical industries

Public Company Directorships:

•  Gevo, Inc.

Ms. Dreessen was appointed as a director in October 2020. She has more than 25 years of experience in financial leadership roles, specifically in the chemical industry. Ms. Dreessen currently serves as an Operating Partner of Sole Source Capital and Triten Energy Partners, both private equity firms where her focus is on chemicals. From 2010 to December 2018, Ms. Dreessen served as Managing Director of Lion Chemical Partners, LLC, a private equity firm focused on chemical and related industries. Prior to joining Lion Chemical Partners, Ms. Dreessen served as the Executive Vice President and Chief Financial Officer of TPC Group Inc. from 2005 to 2010. Before joining TPC Group, Ms. Dreessen served as Senior Vice President, Chief Financial Officer and Director of Westlake Chemical Corporation. She spent 21 years at J.P. Morgan Securities LLC and predecessor companies, ultimately as a Managing Director of chemicals investment banking. Ms. Dreessen currently serves on the board of directors of Gevo, Inc., a renewable technology, chemical products and advanced biofuels company, where she serves as the independent Chairman. Ms. Dreessen received her undergraduate degree from the New College of Florida and holds a master's degree in International Affairs from Columbia University.

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Director since: 2007 Independent Committees: • Audit (Chair) • Risk	RICHARD P. GRAFF

Skills and Qualifications

•  Over 35 years of experience in public company accounting and consulting on public company accounting policy and practice in the mining industry

•  Substantial insight and experience with regard to accounting and financial reporting matters for companies operating internationally

•  Public company director experience since 2005, with current service on the boards of one other multinational public company

Public Company Directorships:

•  Yamana Gold Inc.

Mr. Graff has served as a director since June 2007. He is a retired partner of PricewaterhouseCoopers LLP, where he served as the audit leader in the United States for the mining industry until his retirement in 2001. Mr. Graff began his career with PricewaterhouseCoopers LLP in 1973. Since his retirement, Mr. Graff has been a consultant to the mining industry and was a member of a Financial Accounting Standards Board task force for establishing accounting and financial reporting guidance in the mining industry. He represents a consortium of international mining companies and has provided recommendations to the International Accounting Standards Board on mining industry issues and to regulators on industry disclosure requirements. Mr. Graff serves on the board of directors of Yamana Gold Inc. as a lead independent director and served as a director of Alacer Gold Corporation from 2008 to September 2020. He received his undergraduate degree in Economics from Boston College and his post-graduate degree in Accounting from Northeastern University.

Director since: 2020 Independent Committees: • Audit • Risk	MICHAEL A. KELLY

Skills and Qualifications

•  Diversified background in finance, operations and the life sciences industry

•  Extensive skills in executive leadership, finance, operations and management

•  In depth experience with a multinational company operating in global markets

Public Company Directorships:

•  Amicus Therapeutics

•  Aprea Therapeutics

•  HOOKIPA Pharma, Inc.

•  NeoGenomics, Inc.

Mr. Kelly was appointed as a director in July 2020. He has more than two decades of executive experience in senior leadership roles in the life sciences industry. He founded and has served as President of Sentry Hill Partners, LLC, a global life sciences transformation and management consulting business, since January 2018. Mr. Kelly worked in various capacities at Amgen, Inc. from 2003 to 2017, most recently as Senior Vice President, Global Business Services from July 2014 to July 2017, and as acting Chief Financial Officer from January to July 2014. Prior to his service at Amgen, he served as Chief Financial Officer of Tanox, Inc. (2000-2003), Vice President, Finance and Corporate Controller of Biogen, Inc. (1998-2000) and Vice President, Finance and Chief Financial Officer of Nutrasweet Kelco Company (1996-1998). He currently serves on the board of directors of HOOKIPA Pharma, Inc., Amicus Therapeutics, Aprea Therapeutics, and NeoGenomics, Inc., which are each publicly-traded biopharmaceutical companies. Mr. Kelly holds a bachelor's degree in Business Administration from Florida A&M University.

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Director since: 2016 Independent Committees: • Compensation • Corporate Governance and Nominating (Chair)	CLIFTON PETER ROSE

Skills and Qualifications

•  Extensive work with world-leading financial, investment banking and strategic communications firms, which brings depth to the Board in the areas of strategic planning, leadership, risk management, public relations and corporate governance

•  Substantial experience reviewing and analyzing acquisitions and investments provides unique and valuable perspectives to the Board as it analyzes growth strategies and opportunities

Mr. Rose has served as a director since November 2016. He is a Senior Advisor to Blackstone, the world's largest alternative asset manager. From 2007 to 2016, he was a Senior Managing Director with Blackstone, and served as its global head of public affairs. Mr. Rose also spent 20 years with Goldman Sachs, where he was a Managing Director and held a variety of senior positions in government relations and media relations in Washington DC, New York and Hong Kong. Mr. Rose currently is vice chairman of Sard Verbinnen, one of the leading strategic communications firms in the United States. From 1983 to 1987 he was chief of staff to Congressman Mike Synar (D-Okla) and a partner with the law firm of Williams and Jensen in Washington DC. Mr. Rose is a graduate of the George Washington University and the Yale Law School. He is a member of the board of the NAACP, the oldest and largest civil rights organization in the United States. He is also a member of the board of the Poetry Society of the United States.

REQUISITE VOTE

Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present; however, pursuant to our Majority Voting Policy, any director who fails to receive a majority of the votes cast (in person or by proxy) “FOR” such candidate is required to submit a letter of resignation to the Board. Abstentions and broker non-votes will not be counted as votes cast for purposes of this proposal and will have no legal effect on this proposal.

THE BOARD RECOMMENDS VOTE “FOR” EACH NAMED NOMINEE

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EXECUTIVE OFFICERS

The following individuals serve as our executive officers. Each executive officer is appointed by the Board and serves at the pleasure of the Board, subject to the terms of applicable employment agreements or arrangements as described under “Employment Agreements.”

Name	Position	Age
Kevin T. Longe	President and Chief Executive Officer	62
Michael Kuta	Chief Financial Officer	46
Michelle Shepston	Executive Vice President, Chief Legal Officer and Secretary	46
Ian Grieves	President and Managing Director, DynaEnergetics	52
Antoine Nobili	President, NobelClad	49

Kevin T. Longe. Information regarding Mr. Longe, our President and Chief Executive Officer, is provided under Proposal 1 of this proxy statement under the caption, “Nominees.”

Michael Kuta. Mr. Kuta joined the Company on March 31, 2014 as our Chief Financial Officer. From 2007 until joining the Company, Mr. Kuta served in various executive positions with The Lubrizol Corporation, most recently from September 2011 until March 2014 as its corporate controller. From September 2009 until assuming that position, he was the finance manager of Lubrizol’s TempRite Engineered Polymers Business Unit, and before that served Lubrizol as a manager, treasury and capital markets and manager, external financial reporting. Before joining Lubrizol, Mr. Kuta also served in various financial and accounting positions with Lincoln Electric Company and Eaton Corporation. Mr. Kuta received a B.B.A. in Accounting from Kent State University and an M.B.A. from Case Western Reserve University.

Michelle Shepston. Ms. Shepston joined the Company on August 30, 2016 as our Vice President, Chief Legal Officer and Secretary. In February 2021, she was promoted to Executive Vice President. Prior to joining DMC, Ms. Shepston was with Denver-based Davis Graham & Stubbs LLP, a leading regional law firm where she was a partner and practiced with the Corporate Finance and Acquisitions Group. Ms. Shepston brings to the Company expertise in securities law, mergers and acquisitions, cross-border equity and debt transactions, and contract negotiation and execution. She has advised public and private company boards on issues of fiduciary duty, risk management and oversight. She also has served a broad spectrum of corporate clients, including several in the energy and natural resource industries. She earned a J.D. from the University of Denver College of Law and a B.S. from the University of Illinois.

Ian Grieves. Mr. Grieves serves as President and Managing Director of DynaEnergetics, having previously served as Senior Vice President and General Manager of DynaEnergetics from his appointment in January 2013. From 2006 until joining the Company, Mr. Grieves was employed by Lydall Inc. as senior vice president of the company’s performance materials division (2010-2013), and as vice president and general manager Europe of the company’s filtration division (2006-2010). From 1995 to 2005, he was employed in various financial and general management positions with AAF International Inc., with his last position being that of vice president and general manager of AAF Europe (2003-2005). Mr. Grieves studied economics and graduated from the University of Sunderland, United Kingdom.

Antoine Nobili. Mr. Nobili was named president of NobelClad in July 2020. Previously, he spent 11 years as managing director of NobelClad’s European operations. He joined the business in 1995 as a research and development engineer. In 2000, he was promoted to product manager, and led the commercialization of NobelClad’s explosion-welded electrical transition joints (ETJs), which today are used extensively by the global aluminum smelting industry. He was named general manager of operations of NobelClad’s manufacturing facility in Rivesaltes, France in 2003. In 2009, he became managing director of the EMEA region (Europe, Middle-East and Africa), including NobelClad’s manufacturing operations in Germany. Mr. Nobili holds a Master of Business Administration from IFG – the French Institute for Business and Administration and a master’s degree in mechanical engineering from the National School of Engineers of Tarbes.

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BOARD OF DIRECTORS

MEETING ATTENDANCE

Directors are encouraged to attend our Annual Meeting of Stockholders. All of our directors then in office attended the 2020 Annual Meeting of Stockholders.

During the fiscal year ended December 31, 2020, the Board held 16 meetings. During the fiscal year ended December 31, 2020, each of our directors attended more than 75% of the aggregate of (i) the number of meetings of the Board held during the period in which he or she was a director and (ii) the number of meetings of the committees on which he or she served.

DIRECTOR INDEPENDENCE

The Board has determined that eight of the nine current directors, Messrs. Aldous, Cariou, Cohen, Graff, Kelly and Rose and Mses. Bertone and Dreessen, are “independent” directors under the rules promulgated by the Securities and Exchange Commission (“SEC”) and the applicable rules of the Nasdaq. In making its determinations of independence, the Board considered factors for each director such as other directorships, employment or consulting arrangements, and any relationships with our customers or suppliers. The Board also considered a review of any transactions with entities associated with our directors or members of their immediate family.

The Board determined that there were no related-party transactions or other relationships that needed to be considered in evaluating whether these directors are independent. Mr. Longe, our President and Chief Executive Officer, is the only Board member nominated for re-election who is not independent based on these criteria.

All current members of the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee are independent directors. Our independent directors hold regularly scheduled meetings in executive session, at which only independent directors are present.

BOARD LEADERSHIP STRUCTURE

The Board does not have a prescribed policy on whether the Chairman and Chief Executive Officer positions should be separate or combined. The Company currently separates the positions of Chairman and Chief Executive Officer. Our Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while our Chairman of the Board oversees the Board, approves Board agendas and schedules, facilitates communication between the Chief Executive Officer and the rest of the Board and provides guidance to the Chief Executive Officer. We believe our Chief Executive Officer and Chairman have an excellent working relationship that allows the Chief Executive Officer to focus the requisite time and energy on the Company’s businesses, people and growth opportunities.

Our Board currently has eight independent members and only one non-independent member, the Chief Executive Officer. A number of our independent Board members are currently serving or have served as senior management of other public companies and are currently serving or have served as directors of other public companies. We believe that the number of independent, experienced directors, along with the independent oversight of the Board by our non-executive Chairman, benefits the Company and our stockholders.

The Board assesses our Board leadership structure from time to time and makes changes when appropriate. We recognize that different board leadership structures are appropriate for companies in different situations. We believe our current leadership structure is the optimal structure for the Company at this time.

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BOARD COMMITTEES

The Board currently has an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee and a Risk Committee (formerly, the Health, Safety, Security and Environment Committee). Each committee operates under a written charter, which sets forth the functions and responsibilities of the committee. A copy of the charter of each committee can be viewed on our website, www.dmcglobal.com.

MEMBERS OF THE COMMITTEES OF THE BOARD OF DIRECTORS

	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Risk Committee
INDEPENDENT DIRECTORS
David C. Aldous*
Andrea E. Bertone
Yvon Pierre Cariou
Robert A. Cohen
Ruth I. Dreessen
Richard P. Graff
Michael A. Kelly
Clifton Peter Rose
NON-INDEPENDENT DIRECTORS
Kevin T. Longe

 Member Chair * Non-Executive Chairman

The Audit Committee

The Audit Committee meets with our independent registered public accounting firm at least four times a year to review quarterly financial results and the annual audit, discuss financial statements and related disclosures, and receive and consider the accountants’ comments as to internal control over financial reporting, adequacy of staff and management performance and procedures in connection with the annual audit and internal control over financial reporting. The Audit Committee also appoints the independent registered public accounting firm. The Audit Committee currently consists of four directors, each of whom is a non-employee director that the Board has determined to be “independent” as that concept is defined in Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules promulgated by the SEC thereunder, and the applicable rules of the Nasdaq. The Audit Committee has determined that Mr. Graff qualifies as an “audit committee financial expert” under the rules of the SEC.

The Charter of the Audit Committee requires the Audit Committee be comprised of three or more independent directors, at least one of whom qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of SEC Regulation S-K. The Board has considered the fact that Mr. Kelly sits on the audit committees of four companies in addition to DMC, and has concluded that his continued service on the Audit Committee is appropriate in light of (i) his extensive relevant professional experience, which includes past service as CFO of three different companies and as controller of a fourth, (ii) the obligations and schedules of each company and (iii) the size and complexity of the companies and the industry concentration of the companies other than DMC. The Charter of the Audit Committee charges the Audit Committee with the primary responsibility of reviewing the Company’s compliance with the Code of Ethics and Business Conduct (“Code of Ethics”) as it relates to financial statement and reporting issues and related party transactions that would be required to be disclosed pursuant to Item 404 of SEC Regulation S-K.

During 2020 the Audit Committee met seven times.

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The Compensation Committee

The Compensation Committee makes recommendations concerning salaries, incentive compensation and equity-based awards to employees and non-employee directors under our stock incentive plan and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is also responsible for reviewing and approving the Compensation Discussion and Analysis included in the Company’s proxy statement.

The Compensation Committee has authority to retain such compensation consultants, outside counsel and other advisors as the Compensation Committee in its sole discretion deems appropriate. The Compensation Committee is currently composed of three directors, each of whom is a non-employee director that the Board has determined to be “independent” under SEC and Nasdaq rules.

During 2020 the Compensation Committee met four times.

The Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee recommends director nominees and sets corporate governance policies for the Board and Company. The Corporate Governance and Nominating Committee currently has three directors, each of whom is a non-employee director that the Board has determined to be “independent” under the SEC and Nasdaq rules. The main purposes of this Committee are (i) to identify and recommend individuals to the Board for nomination as members of the Board and its committees; (ii) to develop and recommend to the Board corporate governance principles applicable to the Company; (iii) to oversee the Board’s annual evaluation of its performance; (iv) in coordination with the Audit Committee, review compliance with the Company’s Code of Ethics, and; (v) to undertake such other duties as the Board may from time to time delegate to the Committee.

During 2020, the Corporate Governance and Nominating Committee met four times.

The Risk Committee (formerly, the Health, Safety, Security and Environment Committee)

The Risk Committee (“Risk Committee”) was responsible for reviewing the Company’s performance in meeting its health, safety, security and environmental objectives and facilitating the Board’s oversight of these critical operational issues. In November 2019, the Board created a new Risk Committee to more broadly address risk, with the primary purpose of assisting the Board with its oversight of the Company’s level of risk, risk assessment and risk management in areas not otherwise addressed by other committees of the Board.

The Risk Committee is currently comprised of four non-employee directors whom the Board has determined are “independent” under SEC and Nasdaq rules, and our CEO.

The Risk Committee met four times during 2020.

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CORPORATE GOVERNANCE

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

We do not have any interlocking relationships between any director who currently serves or served during 2020 as a member of our Compensation Committee and any of our executive officers that would require disclosure under the applicable rules promulgated under the U.S. federal securities laws.

CORPORATE GOVERNANCE GUIDELINES

DMC is committed to sound principles of corporate governance. Our Board has adopted Corporate Governance Guidelines prepared by the Corporate Governance and Nominating Committee. Among other things, the guidelines provide that directors should serve no longer than a total of 15 years as a non-employee director or after the director’s 75th birthday.

Our Board periodically, and at least annually, reviews and revises the Corporate Governance Guidelines, as appropriate, to ensure that they reflect our Board’s corporate governance objectives and commitments. Our Corporate Governance Guidelines are available on the Company’s website at www.dmcglobal.com.

STOCK OWNERSHIP GUIDELINES

We have stock ownership guidelines applicable to our directors and named executive officers. For a description of these guidelines, please see “Compensation Discussion and Analysis- Stock Ownership Guidelines.”

PLEDGING AND HEDGING POLICIES

Our directors, officers and employees are prohibited from using any strategies or products (such as derivative securities or short-selling techniques) to hedge against potential changes in the value of DMC common stock. In addition, our directors, officers and employees are prohibited from holding DMC securities in a margin account or pledging DMC securities as collateral for a loan.

CODE OF ETHICS AND BUSINESS CONDUCT

We have adopted a Code of Ethics that applies to all members of our Board and all of our employees, including our principal executive officer, principal financial officer, principal accounting officer and all other senior members of our finance and accounting departments. We require all employees to adhere to our Code of Ethics in addressing legal and ethical issues encountered in conducting their work. Our Board periodically, and at least annually, reviews and revises our Code of Ethics, as appropriate. A copy of our Code of Ethics is available on our website, www.dmcglobal.com.

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RISK OVERSIGHT

Our senior management manages the risks facing the Company under the oversight and supervision of the Board. The Company has a global Enterprise Risk Management (“ERM”) team, which is comprised of senior management in key business areas and Mr. Yvon Cariou in his capacity as an independent director and Chair of the Risk Committee. The ERM team employs a proactive approach to reviewing and analyzing current and potential risks facing the Company, and reports to the Board regarding the ERM process and risk findings on a quarterly basis. While the full Board is ultimately responsible for risk oversight at our Company, our Board committees assist the Board in fulfilling its oversight function in certain areas of risk. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk in the areas of financial reporting processes and internal controls around those processes, the Company’s compliance with legal and regulatory requirements and the financial risks of the Company. The Corporate Governance and Nominating Committee oversees governance matters, including primary oversight of the Code of Ethics and Business Conduct. The Compensation Committee oversees the Company’s executive compensation strategy and programs, incentive compensation arrangements and the evaluation of risks related thereto. The Risk Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of the Company’s level of risk, risk assessment and risk management in areas not otherwise addressed by other committees of the Board. Other general business risks such as economic and regulatory risks are monitored by the full Board.

COMPENSATION RISK ASSESSMENT

Our Compensation Committee, with the assistance of management, reviews on an annual basis our compensation programs and considers whether they encourage excessive risk-taking by employees at the expense of long-term Company value. The Compensation Committee believes that the design of our compensation program, which includes a mix of annual and long-term incentives (a substantial portion of which are performance based) and cash and equity awards, along with our stock ownership guidelines and clawback policy, provide an appropriate balance between risk and reward and do not motivate imprudent risk-taking. As a result, we do not believe that our compensation policies are reasonably likely to have a material adverse effect on the Company.

DIRECTOR NOMINATIONS

The Company does not have a formal policy regarding the consideration of director candidates recommended by stockholders; however, the Corporate Governance and Nominating Committee reviews recommendations and evaluates nominations received from stockholders in the same manner that potential nominees recommended by Board members, management or other parties are evaluated. Stockholders may nominate persons for election to the Board in accordance with our Bylaws. Any stockholder nominations proposed for Board consideration should include the nominee’s name and qualifications for Board membership and should be mailed to DMC Global Inc., c/o Corporate Secretary, 11800 Ridge Parkway, Suite 300, Broomfield, Colorado 80021.

Qualifications for consideration as a director nominee may vary according to the particular area of expertise being sought as a complement to the existing Board composition. However, in making its nominations, the Corporate Governance and Nominating Committee considers, among other things, an individual’s skills, attributes and functional, business and industry experience, financial background, breadth of knowledge about issues affecting our business, integrity, independence, diversity of experience, leadership, ability to exercise sound and ethical business judgment and time available for meetings and consultation.

Diversity along multiple dimensions is an important element of the Corporate Governance and Nominating Committee’s consideration of nominees. While diversity is evaluated in a broad sense based on experience, background and viewpoint, the Corporate Governance and Nominating Committee recognizes that DMC serves diverse communities and customers and believes that the composition of our Board should appropriately reflect this diversity. Accordingly, the Corporate Governance and Nominating Committee also considers other aspects of diversity, including gender, race and ethnicity. The Corporate Governance and Nominating Committee is committed to seeking highly qualified women and individuals from minority groups to include in the pool of nominees and instructs any third-party search firm to consider these elements accordingly.

For new nominees, the Corporate Governance and Nominating Committee may also consider the results of the nominee’s interviews with directors and/or other members of senior management as the Corporate Governance and Nominating Committee deems appropriate.

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MAJORITY VOTING POLICY

The Board has adopted a majority voting policy (“the Majority Voting Policy”) as part its Corporate Governance Guidelines. The policy stipulates that, at any stockholder meeting at which directors are subject to an uncontested election, if the number of shares “withheld” for any nominee exceeds the number of shares voted “FOR” such nominee, then, notwithstanding that such director was duly elected as a matter of corporate law, he or she shall submit to the Board a letter of resignation for consideration by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee will consider such offer of resignation and will make a recommendation to the Board concerning the acceptance or rejection of the offer of resignation. In the event that all members of the Corporate Governance and Nominating Committee are among the nominees for director who are offering to resign, the Board shall appoint a special committee of one or more other independent directors to act on behalf of the Corporate Governance and Nominating Committee with respect to this policy. The Board shall act promptly with respect to each such letter of resignation and shall promptly notify the director concerned of its decision.

COMMUNICATIONS WITH THE BOARD

The Board believes that it is important for stockholders to have a process to send communications to the Board. Accordingly, stockholders desiring to send a communication to the Board, or to a specific director, may do so by delivering a letter to our Secretary at DMC Global Inc., c/o Corporate Secretary, 11800 Ridge Parkway, Suite 300, Broomfield, Colorado 80021. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients of the letter are all members of the Board or specified individual directors. The Secretary will open such communications and make copies and then circulate them to the appropriate director or directors.

ANNUAL BOARD ASSESSMENTS

In order to monitor and improve its effectiveness, and to solicit and act upon feedback received, the Board engages in a formal self-evaluation process. The Board believes that in addition to serving as a tool to evaluate and improve performance, evaluations can serve several other purposes, including the promotion of good governance, integrity of financial reporting, reduction of risk, strengthening of the Board-management partnership, and helping set and oversee Board expectations of management. The Board takes a multi-year perspective to identify and evaluate trends and assure itself that areas identified for improvement are appropriately and timely addressed. As part of the Board’s evaluation process, directors consider various topics related to Board composition, structure, effectiveness and responsibilities and the overall mix of director skills, attributes, experience and backgrounds. While the Board conducts a formal evaluation annually, the Board considers its performance and that of its committees continuously throughout the year and shares feedback with management.

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PROPOSAL 2 NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Company’s performance considering the challenges that arose in 2020 was the result of our focus on DMC’s most important objectives: safety, operational excellence, innovation and strengthening our financial position. We believe our executive compensation program has played a critical role in retaining the key members of our management team and motivating them to focus on the creation of long-term stockholder value during a year of significant challenges.

Pursuant to Section 14A of the Exchange Act and SEC Rule 14a-2(a), we are providing our stockholders the opportunity to vote on a non-binding advisory resolution to approve the compensation of our named executive officers (“Say on Pay”) which is described in this Proxy Statement. Currently, we are providing these advisory votes on an annual basis. In considering your vote on this proposal, we encourage you to review all of the relevant information in this proxy statement, including the Compensation Discussion and Analysis, the compensation tables, and the rest of the narrative disclosures regarding our compensation arrangements.

Following the 2021 Annual Meeting, the next advisory Say-on-Pay vote is anticipated to be held at our 2022 Annual Meeting of Stockholders.

Our Board strongly endorses the Company’s executive compensation program and recommends that stockholders vote in favor of the following advisory resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the Company’s proxy statement is hereby APPROVED.”

REQUISITE VOTE

The advisory vote on the compensation of our named executive officers will be approved by the majority of votes cast on this proposal. Abstentions and broker non-votes will not be counted as votes cast on the proposal. Our Board and our Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when considering future decisions on the compensation of our named executive officers. However, this say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board.

THE BOARD RECOMMENDS VOTE “FOR” APPROVAL OF PROPOSAL 2.

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PROPOSAL 3 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2021. EY has been so engaged since 2002.

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm retained to audit the Company’s consolidated financial statements. In accordance with its commitment to sound corporate governance practices, the Audit Committee reviews whether it is in the Company’s best interests to rotate the Company’s independent registered public accounting firm. In fulfilling its oversight responsibility, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters, performance of the independent auditors and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. The Audit Committee and its Chair are also directly involved with the selection, review and evaluation of the lead engagement partner and the negotiation of audit fees. The Audit Committee reviews the performance of the independent registered public accounting firm annually. In conducting its review, the Audit Committee considered, among other things:

•	EY’s historical and recent performance on the Company’s audit, including the extent and quality of EY’s communications with the Audit Committee;

•	The appropriateness of EY’s fees;

•	EY’s tenure as our independent auditor and its depth of understanding of our global operations and business, operations and systems, accounting policies and practices, including the potential effect on the financial statements of the major risks and exposures facing the Company, and internal control over financial reporting;

•	EY’s demonstrated professional integrity and objectivity, including through rotation of the lead audit partner and other key engagement partners;

•	EY’s capabilities and expertise in handling the breadth and complexity of our global operations, and

•	The advisability and potential impact of selecting a different independent accounting firm.

Ratification of the selection of EY by stockholders is not required by law. However, as a matter of internal policy and good corporate governance, such selection is being submitted to the stockholders for ratification at the Annual Meeting, and it is the present intention of the Board to continue this policy. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain EY. If the selection of EY is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of the Company and its stockholders.

We expect that a representative of EY will be present at the Annual Meeting and will be available to respond to appropriate questions.

The Company paid the following fees to EY for the audit of the consolidated financial statements and for other services provided in the years ended December 31, 2020 and 2019.

AUDITOR FEES

	2020	2019
Audit Fees	$975,637	$1,044,323
Audit-related fees(1)	$0	$162,113
Tax Fees (2)	$185,628	$220,831
All Other Fees(3)	$395,862	$372,387
TOTAL FEES	$1,557,127	$1,799,654
(1)	The Company includes fees related to the following in Audit Related Fees: employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services related to financial reporting that are not required by statute or regulation, and consultation concerning financial accounting and reporting standards.
(2)	The Company includes fees related to the following in Tax Fees: preparation of original and amended federal and state tax returns.
(3)	The Company includes fees related to the following in All Other Fees: tax planning and advice, including assistance with tax audits and appeals, and tax consulting.

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AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

In accordance with the SEC’s rules requiring the Audit Committee to pre-approve all audit and non-audit services provided by our independent auditor, the Audit Committee has adopted a formal policy on auditor independence requiring the approval by the Audit Committee of all professional services rendered by our independent auditor prior to the commencement of the specified services. The Audit Committee approved all services performed by EY in 2020 in accordance with our formal policy on auditor independence.

REQUISITE VOTE

The selection of our auditors will be ratified if the number of votes cast in favor of the proposal exceeds the votes cast opposing the proposal. Abstentions and broker non-votes will not be counted as votes cast on the proposal.

THE BOARD RECOMMENDS VOTE “FOR” APPROVAL OF PROPOSAL 3.

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, that might incorporate future filings, including this proxy statement, in whole or in part, the following Audit Committee Report shall not be deemed to be “Soliciting Material,” and is not deemed “filed” with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filings.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

As of December 31, 2020, the Audit Committee of DMC Global Inc. (the “Company”) was comprised of Messrs. Richard P. Graff (Chairman), David C. Aldous and Michael A. Kelly and Ms. Ruth I. Dreessen, each of whom the Board of Directors of the Company has determined to be independent as that concept is defined in Section 10A of the Exchange Act, the rules promulgated by the SEC thereunder and the applicable rules of the Nasdaq. The Audit Committee has adopted a Charter that describes its responsibilities in detail. The Charter is available on the Company’s website at www.dmcglobal.com.

The primary responsibility for financial and other reporting, internal controls, compliance with laws and regulations, and ethics rests with the management of the Company. The Audit Committee’s primary purpose is to oversee the integrity of the accounting and financial reporting process, the audits of the Company’s financial statements and the processes designed to ensure that the financial statements adequately represent the Company’s financial condition, results of operations and cash flows. These responsibilities include oversight of (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the external auditors’ qualifications and independence; and (iv) the performance of the Company’s internal and external audit functions. The Committee is also responsible for understanding the Company’s internal control structure and areas that represent high risk for material misstatement of the financial statements. Additional information regarding the Audit Committee’s role in corporate governance can be found in the Audit Committee’s Charter.

As required by the Charter of the Audit Committee, the Audit Committee reviewed and discussed the Company’s audited financial statements with the Company’s management. The Audit Committee has also discussed with Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm, the matters required to be discussed by the Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board. The Audit Committee has received from EY the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with EY that firm’s independence. Based upon these discussions and the Audit Committee’s review, the Audit Committee recommended to the Board of Directors that the Company include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Audit Committee Members:

Richard P. Graff, Chairman
David C. Aldous
Michael A. Kelly
Ruth I. Dreessen

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

TABLE OF CONTENTS

EXECUTIVE SUMMARY	24
WHAT GUIDES OUR PROGRAM	27
2020 EXECUTIVE COMPENSATION PROGRAM IN DETAIL	29
OTHER EXECUTIVE COMPENSATION PRACTICES AND POLICIES	32

Our CD&A details the objectives and elements of the DMC Global executive compensation program, describes the related processes of our Compensation Committee, and discusses the compensation earned by our Named Executive Officers (NEOs). For 2020, our NEOs were:

Executive Summary

2020 Business Overview

2020 represented a year of unprecedented challenges as the COVID-19 pandemic drove a sharp decline in energy demand and average crude oil prices, which negatively impacted North American unconventional drilling and completion activity and sales at DynaEnergetics. Additionally, several large international orders at NobelClad were delayed by the pandemic. DMC’s net sales, operating income, adjusted operating income, net income, adjusted net income, and Adjusted EBITDA declined from record high levels in 2019.

Throughout the challenging environment, the Company maintained its focus on DMC’s most important objectives: safety, operational excellence, innovation and strengthening our financial position. During 2020, DMC achieved one of the strongest safety records in Company history. During the fourth quarter of 2020, DynaEnergetics successfully passed one year without any lost time or recordable safety incidents across all its locations, and as of December 31, 2020, NobelClad had no lost time safety incidents at its locations in over 400 days. NobelClad also recorded its best-ever on-time delivery performance and achieved a year-over-year reduction in non-quality costs. DynaEnergetics implemented new operating processes that led to improved product throughput, lower scrap rates and enhanced product quality.

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TSR Performance

Our total stockholder return (“TSR”) relative to the compensation peer group identified below was at the 76th percentile over one year, at the 100th percentile over three years and at the 99th percentile over five years:

TOTAL SHAREHOLDER RETURN RELATIVE TO COMPENSATION PEER GROUP

2020 Financial/ Strategic Achievements

Approximately 80% of DMC’s consolidated sales come from the oil and gas industry, and the pandemic led to a steep decline in global energy demand. In North America, our largest geographic market, well-completion activity declined by approximately 75% between the first and second quarters of 2020. DMC’s 2020 consolidated sales were $229 million, down 42% from $398 million in 2019. Sales at DynaEnergetics were $146 million, down 53% from the prior year, while sales at NobelClad were $83 million, down 5% from 2019.

Consolidated adjusted EBITDA decreased from $93.7 million in 2019 to $19.1 million in 2020; an 80% year-over-year decline.

We significantly strengthened our balance sheet and liquidity position and generated cash flow from operations of $30.4 million, which does not include $13.9 million in capital expenditures. Our total cash and marketable securities balance improved to $54 million and included $26 million raised through an at-the-market equity program we launched in the fourth quarter of 2020. Cash at the end of 2019 was $20 million. We reduced our debt to $12 million from $15 million at the end of 2019. Our total liquidity at the end of 2020 was $104 million, including our undrawn $50 million revolving credit facility.

DynaEnergetics was awarded 24 patents and filed 131 patent applications during 2020. DynaEnergetics also made more new product introductions during 2020 than in any previous year. These include three new versions of our flagship DS Factory-Assembled, Performance-Assured™ perforating system: DS Echo™, for re-frac applications; DS Gravity™, a self-orienting system for oriented perforating; and DS LoneStar™, a single-shot system that delivers large, ultra-consistent entry holes. In addition to the safety, efficiency and reliability benefits inherent to all DS systems, the latest models incorporate new shaped-charge technologies and perforating functionality designed to enhance the performance of our customers’ wells. DynaEnergetics also introduced two downhole products that perform critical functions associated with well perforating. The DS MicroSet™ setting tool and DS Liberator™ ballistic release tool work seamlessly with our DS perforating systems, and collectively expand DynaEnergetics’ addressable market by approximately 20%.

During 2020, NobelClad delivered its first clad plate orders to a customer in the engineered wood industry, where our products are being used to enhance the performance and reduce the maintenance of high-temperature wood presses. Our entry into this growing global market resulted from two years of effort by NobelClad’s application development team. NobelClad also expanded its presence in the gold processing industry, where its titanium clad plates are being used to construct two of the world’s largest pressure oxidation autoclaves.

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2020 Compensation Decisions at A Glance

The following pay decisions were made in 2020:

COMPENSATION ELEMENT	2020 DESIGN

• Compensation Committee approved salary increases for NEOs between 5.7% and 12.5%	• Changes to base salary consider level of responsibility and complexity of position, peer compensation levels, individual performance, market alignment and other factors.

• No change in target award opportunities

•   Annual cash incentives

•   Targeted award amounts set as a percentage of salary for each NEO

•   Weightings and metrics: • 70% — Company Performance

• 30% — Individual Performance

•   No funding on a metric if performance is below threshold; payout capped at 180% of target

• Compensation Committee approved increases to NEOs between 0% and 59% to align with the market

•   Consists of time-based restricted stock or restricted stock units (RSUs) (one-half of target LTI value) and performance-based LTI (PSUs) (one-half of target LTI value)

•   Time-based restricted stock or RSUs vest over 3-year period based on continued service

•   PSUs vests at end of 3-year period based on metrics set at time of grant

•   Actual payouts can range from 0% to 200% of target award amounts.

•   Metrics: • Relative TSR

• Adjusted EBITDA

Good Compensation Governance Practices

The Compensation Committee continually evaluates the Company’s compensation policies and practices to ensure that they are consistent with good governance principles. Below are highlights of our governance practices:

WHAT WE DO	WHAT WE DON’T DO
Provide the majority of compensation in performance-based pay	No “single-trigger” change of control severance benefits
Maintain robust stock ownership requirements	No hedging transactions or pledging of our common stock by executive officers
Maintain a clawback policy	No evergreen provision in the equity incentive plan
Use an independent compensation consultant engaged by the Compensation Committee	No liberal share recycling
Conduct annual compensation program risk assessment	No liberal definition of change of control
Limit perquisites	No defined benefit plans for executive officers

2020 Say On Pay Results & Shareholder Engagement

The Board of Directors gives significant weight to the outcome of the advisory vote on executive compensation (say on pay) vote, as well as feedback from our stockholders, and responds accordingly. At the 2020 Annual Meeting of Stockholders, approximately 98% of stockholders supported our executive compensation program. Following the vote and throughout 2020, the Board and senior management team continued their regular cadence of communications with stockholders, engaging in over 100 in person and virtual meetings with investors during 2020, and no significant compensation matters were raised as a concern by investors. However, the Compensation Committee recognizes the ever-evolving compensation and governance landscape and will continue to review its practices and solicit stakeholder feedback on these issues.

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What Guides Our Program

Our compensation philosophy and objectives are to: (i) provide a compensation program that attracts, motivates, and retains high-caliber leadership talent; (ii) offer compensation opportunities that are competitive with those provided by other comparable U.S. public companies as determined by our market research; (iii) create incentive compensation opportunities that emphasize the importance of achieving both short-term performance measures (i.e., annual) and long-term financial and strategic goals; and (iv) sponsor performance pay programs that are linked to stockholder value.

Elements of Executive Compensation

Our executive compensation program is composed of base salary and short- and long-term incentives, each of which is described below.

	Compensation Component	Purpose
FIXED	Base salary Paid in cash	Provide a competitive fixed rate of pay relative to similar positions in the market
Enable the Company to attract and retain critical executive talent
AT RISK	Short-term incentives Paid in cash under the annual incentive plan	Focus NEOs on achieving rigorous and progressively challenging short-term performance goals that align with the Company’s annual operating plan and result in long-term value creation
	Long-term incentives Paid under the equity incentive plan using a mix of equity vehicles	Focus NEOs on longer-term relative and absolute performance goals that strongly align with and drive stockholder value creation, as well as support the Company’s leadership retention strategy

COMPENSATION MIX

The charts below show the total target compensation of our CEO and our other NEOs. These charts illustrate that a majority of NEO total target compensation is variable (81% for our CEO and an average of 61% for our other NEOs).

The Decision Making Process

THE ROLE OF THE COMPENSATION COMMITTEE

The Compensation Committee oversees the executive compensation program for our NEOs. The Committee is comprised of independent, non-employee members of the Board. The Committee works very closely with its independent consultant and senior management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Committee’s authority and responsibilities are specified in the Committee’s charter, which may be accessed at our website, www.dmcglobal.com, by clicking “Investors,” and then “Governance.”

THE ROLE OF SENIOR MANAGEMENT

Our CEO confers with the Chairman of the Compensation Committee in recommending for the Compensation Committee’s approval the base salary compensation for the NEOs other than himself. Our CEO also provides an assessment of the other NEOs’ performance with respect to achieving the performance objectives for the qualitative portion of the performance bonus under the annual incentive plan. Notwithstanding the foregoing, the Compensation Committee ultimately determines compensation levels and amounts for all NEOs.

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THE ROLE OF THE INDEPENDENT CONSULTANT

The Compensation Committee engages an independent compensation consultant to assist the Compensation Committee in making compensation decisions for the NEOs. The Compensation Committee retained Pearl Meyer & Partners, LLC (Pearl Meyer) for 2020.

The compensation consultant reviews the Company’s overall executive officer and director compensation in comparison to other comparably-sized public companies in industries similar to the Company’s, helps the Compensation Committee identify the appropriate mix of compensation components for compensating our executive officers, and facilitates the Compensation Committee’s determination of our executive officers’ incentive based compensation. The Committee’s consultant also keeps the Committee current with pay practices and governance trends, attends meetings when necessary to review reports and analyses and conducts special studies as may be required by the Committee from time to time.

Pearl Meyer does not provide any other services to the Company or our management or have any other direct or indirect business relationships with us or our management. The Compensation Committee has assessed the independence of Pearl Meyer and concluded that its work does not raise any conflicts of interest.

THE ROLE OF MARKET REFERENCES AND THE PEER GROUP

The Company competes with business entities across multiple industries for top executive-level talent. To this end, the Committee evaluates, on an annual basis, industry-specific and general market compensation practices and trends to ensure that our program and NEO pay opportunities remain appropriately competitive. The Committee believes peer group and general industry data provide a broader pay perspective than peer group data alone.

The Compensation Committee also evaluates the appropriateness of each NEO’s compensation taking into account Company and business unit performance, job scope, individual performance, time in position, and other relevant factors. To the extent the Compensation Committee deems the compensation level associated with a NEO’s position versus the market to not be aligned with the relevant factors, the Compensation Committee may choose to modify one or more of the NEO’s compensation components. The Compensation Committee does not target a specific level of pay.

Given the Company’s rapid growth from 2017 through 2019, the Compensation Committee engaged Pearl Meyer to conduct an in-depth review of executive compensation levels and program practices in 2019 based on future projected revenues and the changing complexity and scope of the organization’s structure. Based on the study, the Compensation Committee approved a new, larger peer group in November 2019, which better reflects the size and scope of the Company and recognizes the limited number of companies with which we directly compete for business. The peer group listed below was used for purposes of setting executive compensation levels for 2020, as well as assessing relative performance for awards under the equity incentive plan.

Berry Petroleum Corporation	Dril-Quip, Inc.	LSB Industries, Inc.	U.S. Well Services, Inc.
Cactus, Inc.	Frank’s International N.V.	Penn Virginia Corporation	W&T Offshore, Inc.
Chase Corporation	Helix Energy Solutions Group, Inc.	Roan Resources, Inc.
Comstock Resources, Inc.	HighPoint Resources Corporation	SandRidge Energy, Inc.
Core Laboratories N.V.	Jagged Peak Energy Inc.	Trecora Resources

PEER GROUP DATA ($M) – KEY MEASURES (1)

	TMM Revenues	Market Cap (as of 12/31/2020)
75th Percentile	398	982
50th Percentile	349	307
25th Percentile	256	132
DMC Global Inc.	229	639
Percentile Rank	11th	64th

(1)	As presented to the Compensation Committee in November 2019. The Company did not conduct a comprehensive executive compensation study in 2020 due to COVID-19.

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2020 Executive Compensation Program In Detail

Base Salary

Base salary is evaluated each year after reviewing each NEO’s performance, peer group compensation data, and other sources of market data. If it is determined that changes are necessary or desirable, base salaries are generally adjusted once each year near the beginning of the year.

During 2020, to continue to better align base salary levels with the market in which we compete for executive talent, the Compensation Committee approved the following adjustments for 2020:

NEO	2019 Base Salary	2020 Base Salary	Percentage Increase
Kevin T. Longe	$550,000	$600,000	9.1%
Michael Kuta	$350,000	$370,000	5.7%
Michelle Shepston	$280,000	$315,000	12.5%
Ian Grieves(1)	€290,000	€315,000	8.6%
Antoine Nobili(2)	n/a	€167,833	n/a

(1)	2020 amount guaranteed to be equivalent to at least $350,000, measured at the end of each year, based on the then-current exchange rate.
(2)	Mr. Nobili was promoted to President of NobelClad on July 24, 2020. On such date, the Board set Mr. Nobili’s salary at this level.

Annual Incentives

The annual incentive plan provides our NEOs the opportunity to earn a performance-based annual cash bonus. Actual bonus payouts depend on the achievement of company and individual performance objectives and can range from 0% to 180% of target award amounts. Target annual bonus opportunities are expressed as a percentage of base salary and were established by the NEO’s level of responsibility and his or her ability to impact overall results and market practices for each position.

Target award opportunities as a percentage of base salary for each NEO are as follows:

NEO	2020 Target Award Opportunity (as a % of base salary)
Kevin T. Longe	100%
Michael Kuta	60%
Michelle Shepston	40%
Ian Grieves	60%
Antoine Nobili	40%

The annual incentive plan for the NEOs consists of a quantitative company performance component and a qualitative individual component. For all the NEOs, the company performance component at target is 70% of the total bonus, and the qualitative individual component is 30%.

COMPANY PERFORMANCE COMPONENT

The Compensation Committee reviews the performance measures under the annual incentive plan on an annual basis to ensure they support our operating plan and keep our NEOs focused on attaining progressively challenging short-term goals. For 2020, the Company performance component was based on DMC Global or business unit performance against pre-determined Adjusted EBITDA as a percentage of revenue goals. For actual performance that falls between data points, linear interpolation is used to calculate the payout. Adjusted EBITDA is a non-GAAP measure that we believe provides an important indicator of our ongoing performance, is aligned with our operating plan and is used regularly in financial decisions.

The Company performance component of the award is determined based on actual performance achieved, as well as each NEO’s respective area(s) of responsibility — in either DMC Global or their respective business unit. For the Company performance component of the award that may be awarded to Messrs. Grieves and Nobili, the Compensation Committee may also apply a bonus multiplier of +/- 10% (but may not increase the payment beyond the 180% maximum of the potential bonus). The multiplier is based on the number of days by which NobelClad or DynaEnergetics increases or decreases its average working capital cash collection cycle during 2020.

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DMC Global Inc.

NEOs:

Mr. Longe, Chief Executive Officer

Mr. Kuta, Chief Financial Officer

Ms. Shepston, Chief Legal Officer

In February 2020, the Board adopted 2020 Company performance measures set forth in relevant part below, with target payout to occur at $400 million in revenue and $90 million in Adjusted EBITDA.

Company Performance Component: DMC Global Inc. (in Millions)
Revenue	$330.0	$344.0	$358.0	$372.0	$386.0	$400.0	$418.0	$436.0	$454.0	$472.0	$490.0
Adjusted EBITDA	$65.0	$69.7	$74.6	$79.6	$84.7	$90.0	$96.6	$103.4	$110.4	$117.6	$125.0
Payout %	0%	36%	52%	68%	84%	100%	116%	132%	148%	164%	180%

Actual results: The Company’s 2020 Adjusted EBITDA of 19.1 million and revenue of $229 million resulted in a 0% payout for the Company performance component portion of the annual award.

DynaEnergetics

NEOs:

Mr. Grieves, President and Managing Director

In February 2020, the Board adopted 2020 DynaEnergetics performance measures set forth in relevant part below, with target payout to occur at $300 million in revenue and $87 million in Adjusted EBITDA.

Company Performance Component: DynaEnergetics (in Millions)
Revenue	$260.0	$268.0	$276.0	$284.0	$292.0	$300.0	$312.0	$324.0	$336.0	$348.0	$360.0
Adjusted EBITDA	$67.6	$71.3	$75.1	$79.0	$82.9	$87.0	$92.4	$97.8	$103.5	$109.3	$115.2
Payout %	0%	36%	52%	68%	84%	100%	116%	132%	148%	164%	180%

Actual results: DynaEnergetics’ Adjusted EBITDA of $16.3 million and revenue of $146 million resulted in a 0% payout for the Company performance component portion of the annual award. The bonus multiplier had no impact on the payout for 2020.

NobelClad

NEOs:

Mr. Nobili, President

In February 2020, the Board adopted 2020 NobelClad performance measures set forth in relevant part below, with target payout to occur at $100 million in revenue and $14 million in Adjusted EBITDA.

Company Performance Component: NobelClad (in Millions)
Revenue	$70.0	$76.0	$82.0	$88.0	$94.0	$100.0	$106.0	$112.0	$118.0	$124.0	$130.0
Adjusted EBITDA	$8.4	$9.4	$10.5	$11.6	$12.8	$14.0	$15.3	$16.6	$17.9	$19.3	$20.8
Payout %	0%	36%	52%	68%	84%	100%	116%	132%	148%	164%	180%

Actual results: NobelClad’s Adjusted EBITDA of $10.7 million and revenue of $83 million resulted in a 56% payout for the Company performance component portion of the annual award. The bonus multiplier had no impact on the payout for 2020.

Individual Performance Component

As part of its decision-making process, the Compensation Committee considers the individual performance achievements of each NEO during the performance period. With respect to 2020, the Compensation Committee considered the contribution of each NEO to the Company performance described in the Executive Summary of this Compensation Discussion and Analysis, including contributions to the Company’s performance during the COVID-19 pandemic and other individual achievements.

Based on these accomplishments, the Compensation Committee determined that the percentage multiple for Messrs. Longe, Kuta, Grieves, and Nobili and Ms. Shepston were 100%.

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OVERALL RESULTS

The total annual bonus awards for 2020 for each NEO were calculated as follows:

NEO	Target Award ($)	Company Performance Component (70% weight)	Individual Performance Component (30% weight)	Total Award Earned for 2020
Kevin T. Longe	$600,000	$-	$180,000	$180,000
Michael Kuta	$222,000	$-	$66,500	$66,500
Michelle Shepston	$126,000	$-	$37,750	$37,750
Ian Grieves(1)	$210,000	$-	$63,000	$63,000
Antoine Nobili(2)	$84,501	$30,880	$24,667	$55,547

(1)	Amounts based on Mr. Grieves’ base pay guaranteed to be equivalent to at least $350,000.
(2)	Amounts based on Mr. Nobili’s base pay converted from euros to U.S. dollars using an exchange rate of 1.1419 for 2020.

Long-Term Equity Incentives

The Committee believes that long-term equity incentive grants are important in aligning executives with the long-term performance of the Company. For 2020, the Committee determined long-term incentive grants based on a target dollar value based on market practices for each NEO rather than a fixed number of shares. Awards were granted using a mix of restricted stock or restricted stock units (RSUs) and performance share units (PSUs).

Restricted Stock/RSUs. Restricted stock vests over a three-year period with one-third of such shares vesting on each of the first, second and third anniversaries of the grant date. RSUs are granted to non-US NEOs and vest over a three year period. RSU’s granted to Mr. Grieves vest on each of the first, second and third anniversaries of grant; RSU’s granted to Mr. Nobili vest two-thirds on the second anniversary of the grant date and one-third vests on the third anniversary of the grant date due to French tax considerations. Each RSU represents the right to receive one share of the Company’s stock upon vesting.

PSUs. PSUs are granted with performance conditions based on financial performance goals and relative TSR results over a three-year period (Performance Period). Each earned PSU represents the right to receive one share of the Company’s common stock; however, actual payouts are based on performance and can range from 0% to 200% of target award amounts.

The PSUs earned, if any, will cliff vest on the third anniversary of grant based on the degree of satisfaction of the PSU performance conditions. The actual number of PSUs earned and vested over the Performance Period is dependent on the achievement of a pre-determined Adjusted EBITDA goal (25%) and TSR performance relative to the peer group (75%).

The table below shows the equity awards granted under the 2016 Omnibus Incentive Plan (the “Plan”) on February 26, 2020 for each of the NEOs:

NEO	Restricted Stock/RSUs	PSUs(1)	2020 Target Awards
Kevin T. Longe	26,483	26,483	52,966
Michael Kuta	8,739	8,739	17,478
Michelle Shepston	3,443	3,443	6,886
Ian Grieves	4,635	4,635	9,270
Antoine Nobili	1,285	-	1,285

(1)	Number of PSUs granted assuming target performance achieved.

The Compensation Committee calculates the awards to be granted based on a target compensation amount for each NEO and the number of shares or units is calculated based on the closing price of the Company’s stock on the day prior to grant date.

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VESTING OF PRIOR AWARDS

PSU’s granted on February 22, 2017 vested on February 22, 2020 at 200% of target award amounts based on the following:

•	Achievement of average Adjusted EBITDA over 2017-2020 of $58.8 million against a pre-established three-year performance goal of $9.9 million
•	A relative three-year TSR of the Company’s shares of 174% above the average TSR of shares of the Company’s peer group during this period

		Number of PSUs
Name	Title	Granted(1)	Vested
Kevin T. Longe	President and Chief Executive Officer	10,000	20,000
Michael Kuta	Chief Financial Officer	4,000	8,000
Michelle Shepston	Executive Vice President, Chief Legal Officer and Secretary	3,000	6,000
Ian Grieves	President and Managing Director, DynaEnergetics	3,000	6,000

(1)	Number of PSUs granted assuming target performance achieved.

Other Executive Compensation Practices and Policies

Stock Ownership Guidelines

We maintain rigorous stock ownership guidelines. After a five-year phase-in period, our CEO is expected to hold common stock with a value that is at least five times his base salary. After a three-year phase-in period, each of our other NEOs is expected to hold common stock equal to the aggregate number of shares awarded to such officer over the preceding three-year period, less the amount of stock equal in value to the taxes paid on such stock award. In addition, within five years of election to the Board, our non-employee directors are expected to hold stock worth at least five times the amount of the annual cash Board retainer fee. For purposes of the calculations for the CEO and non-employee directors, all shares held, whether vested, unvested or deferred, are considered owned by the executive or director. The value of shares held is calculated at the higher of (i) the average closing price of a share of the Company’s stock for the year ending December 31 and (ii) the fair market value of the Company’s stock on the date of vesting or acquisition. All of our NEOs and directors are in compliance with the stock ownership guidelines or fall within the relevant exception period.

Anti-Hedging, and Anti-Pledging Policy

Our directors, officers and employees are prohibited from using any strategies or products (such as derivative securities or short-selling techniques) to hedge against potential changes in the value of DMC common stock. In addition, our directors, officers and employees are prohibited from holding DMC securities in a margin account or pledging DMC securities as collateral for a loan.

Clawback Policy

Our clawback policy allows the Board to recoup certain executive compensation in the event of an accounting restatement resulting from a material noncompliance with financial reporting requirements under the Federal securities laws. The policy covers all the Company’s current and future NEOs and applies to incentive compensation paid by the Company (annual bonuses and other short- and long-term incentives, restricted stock and other equity awards).

Risk Assessment and Mitigation of Compensation Policies and Practices

Our Compensation Committee, with the assistance of management, reviews on an annual basis our compensation programs and considers whether they encourage excessive risk-taking by employees at the expense of long-term Company value. The Compensation Committee believes that the design of our executive compensation program, which includes a mix of annual and long-term incentives (a substantial portion of which are performance based) and cash and equity awards, along with our stock ownership guidelines and clawback policy, provide an appropriate balance between risk and reward and do not motivate imprudent risk-taking. As a result, we do not believe that our compensation policies are reasonably likely to have a material adverse effect on the Company.

Tax Considerations

We consider the impact of various tax and accounting rules in implementing our compensation program. We have historically structured incentive compensation arrangements with a view toward qualifying them as performance-based compensation exempt from the deduction limitations under Section 162(m) of the Internal Revenue Code, although we have viewed and continue to view the availability of a tax deduction as only one relevant consideration. The Compensation Committee believes that its primary responsibility is to provide a compensation program that is consistent with its compensation philosophy and supports the achievement of its compensation objectives.

Federal tax legislation enacted in December 2017 eliminated the Section 162(m) performance-based compensation exemption prospectively and made other changes to Section 162(m), but with a transition rule that preserves the performance-based compensation exemption for certain arrangements and awards in place as of November 2, 2017. We intend to continue to administer arrangements and awards subject to this transition rule with a view toward preserving their eligibility for the performance-based compensation exemption to the extent practicable and consistent with the non-tax compensation program objectives noted above.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with management. Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Robert A. Cohen (Chair)

David C. Aldous

Clifton Peter Rose

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the above report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing.

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SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2020

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Kevin T. Longe	2020	$600,000		$-		$2,322,224	$180,000	$83,431	(2)	$3,185,655
Chief Executive Officer	2019	550,000		-		1,382,300	640,200	111,184		2,683,684
	2018	510,000		-		719,650	767,000	78,373		2,075,023
Michael Kuta	2020	370,000		-		766,297	66,500	65,181	(3)	1,267,978
Chief Financial Officer	2019	350,000		-		452,373	263,340	74,689		1,140,402
	2018	320,000		-		287,860	289,000	58,745		955,605
Michelle Shepston	2020	315,000		-		301,904	37,750	42,630	(4)	697,284
Executive Vice President,	2019	280,000		-		287,203	140,448	37,000		744,651
Chief Legal Officer and Secretary	2018	270,000		-		215,895	162,000	37,635		685,530
Ian Grieves	2020	359,209	(5)	-		406,427	63,000	38,807	(7)	867,443
President and General Manager,	2019	330,000		100,000	(6)	359,022	302,346	35,467		1,126,835
DynaEnergetics	2018	277,602		-		215,895	172,468	34,832		700,797
Antoine Nobili	2020	191,469		-		43,416	55,547	42,924	(9)	333,356
President, NobelClad(8)

(1)	Amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used to determine the amounts in this column are the same as those used in the valuation of compensation expense for our audited financial statements. This column was prepared assuming none of the awards will be forfeited. Awards granted in 2020 include restricted stock awards, restricted stock units, and performance share units. The grant date fair values of restricted stock awards and restricted stock units were based on the market price of our stock on the grant dates. The fair value of performance share units with target Adjusted EBITDA performance conditions is based on the fair value of DMC’s stock on the grant date. The fair value of PSUs with TSR performance conditions is based on a third-party valuation simulating a range of possible TSR outcomes over the performance period. For additional information about these restricted stock awards, refer to Note 5 of our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020. The performance-based portion of the award assumes target performance will be achieved. For Mr. Longe, Mr. Kuta, Ms. Shepston, and Mr. Grieves the grant date fair value of their 2020 awards, assuming maximum achievement of performance metrics, would be $3,644,449, $1,202,609, $473,780, and $637,837, respectively.
(2)	Includes dividends on unvested equity awards ($53,285), insurance premium payments ($16,775), matching contributions under the company’s 401(k) plan ($11,400), and reimbursement of professional fees for financial planning advisory services ($1,971).
(3)	Includes dividends on unvested equity awards ($24,456), automobile allowance ($18,000), matching contributions under the Company’s 401(k) plan ($11,400), insurance premium payments ($8,790), and reimbursement of professional fees for financial planning advisory services ($2,535).
(4)	Includes automobile allowance ($18,000), matching contributions under the Company’s 401(k) plan ($11,400), insurance premiums ($8,439), and dividends on unvested equity awards ($4,791).
(5)	Annual salary of €315,000 guaranteed to be equivalent to at least $350,000, measured at the end of each year, based on the then-current exchange rate.
(6)	Discretionary bonus awarded on February 26, 2019 in recognition of Mr. Grieves’ contributions to the record performance of DynaEnergetics in 2018.
(7)	Includes expenses relating to a company-leased automobile that was provided to Mr. Grieves ($26,598) and company contributions to insurance and pension plans ($12,209). Automobile expenses include monthly lease payments and all operating expenses (gas, maintenance, insurance, etc.). Mr. Grieves’ compensation is paid to him in Euros. All amounts included in this and other tables are described in U.S. dollars and were converted using exchange rates of 1.1419 for 2020, 1.1194 for 2019, and 1.1813 for 2018.
(8)	Mr. Nobili was appointed President, NobelClad on July 24, 2020.
(9)	Includes insurance premium payments ($36,360) and expenses relating to a company-leased automobile that was provided to Mr. Nobili ($6,564). Mr. Nobili’s compensation is paid to him in Euros. All amounts included in this and other tables are described in U.S. dollars and were converted using exchange rates of 1.1419 for 2020.

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GRANTS OF PLAN-BASED AWARDS

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards (#)(3)			All Other Stock	Grant Date Fair Value of
		($)(1)(2)			Performance-Based Awards			Awards	Stock Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	(#)(4)	($)(5)
Kevin T. Longe	N/A	$-	$600,000	$1,200,000
Restricted Stock Awards(4)	26-Feb-20							26,483	$999,998
PSU(4)	26-Feb-20				-	26,483	52,966	-	$1,322,226
Michael Kuta	N/A	$-	$222,000	$399,600
Restricted Stock Awards(4)	26-Feb-20							8,739	$329,985
PSUs(4)	26-Feb-20				-	8,739	17,479	-	$436,312
Michelle Shepston	N/A	$-	$126,000	$226,800
Restricted Stock Awards(4)	26-Feb-20							3,443	$130,008
PSUs(4)	26-Feb-20				-	3,443	6,886	-	$171,896
Ian Grieves	N/A	$-	$210,000	$378,000
Restricted Stock Units(4)	26-Feb-20							4,635	$175,018
PSUs(4)	26-Feb-20				-	4,635	9,269	-	$231,410
Antoine Nobili	N/A	$-	$84,501	$152,102
Restricted Stock Units(4)	2-Mar-20				-	-	-	1,000	$36,060
Restricted Stock Units(4)	1-May-20				-	-	-	285	$7,356

(1)	Actual amounts paid pursuant to our non-equity incentive plan are reported in the non-equity incentive plan column of the Summary Compensation Table. With respect to Messrs. Longe, Kuta, Grieves and Nobili and Ms. Shepston, these numbers represent threshold, target and maximum amounts that could have been earned under our annual performance bonus plan, which is based 70% on quantitative measures and 30% on qualitative measures, and allows for payments between 0% (threshold) and 180% (maximum) of the target amount, which is a specified percentage of base salary. At the time these measures are set and communicated to our named executive officers, they are substantially uncertain.
(2)	Non-equity incentive plan awards for each of our named executives consist of a qualitative portion and a quantitative portion. The qualitative portion for each officer is based on the performance of that officer’s individual responsibilities in meeting the strategy and objectives set by the Board for the Company. The quantitative portion of the awards for Messrs. Longe and Kuta and Ms. Shepston is based on Adjusted EBITDA of DMC as a percentage of revenue achieved in 2020, and in the case of Messrs. Grieves and Nobili, Adjusted EBITDA* as a percentage of revenue of the DynaEnergetics and NobelClad divisions, respectively, subject to application of a bonus multiplier of +/- 10% (but not beyond the 180% maximum of the potential bonus) based on the number of days by which DynaEnergetics (in the case of Mr. Grieves) or NobelClad (in the case of Mr. Nobili) increases or decreases its average working capital cash collection cycle during 2020 from the targets established by management. Messrs. Grieves and Nobili’s payouts under the non-equity incentive plan are paid in Euros and converted to U.S. dollars using an exchange rate of 1.1419.
(3)	Represents performance share units (PSUs). Performance share units represent the right to receive one share of the Company’s stock based on the satisfaction of certain performance conditions. They vest on the third anniversary of the date of grant contingent on the achievement of two separate performance conditions - the achievement of a targeted Adjusted EBITDA goal and total shareholder return (TSR) performance relative to a disclosed peer group.
(4)	Represents restricted stock and restricted stock units granted to Messrs. Longe, Kuta and Grieves and Ms. Shepston, which vest in one-third increments on the first, second and third anniversaries of the grant date. With respect to Mr. Nobili, two-thirds of the restricted stock units vest on the second anniversary of the grant date and one-third vests on the third anniversary of the grant date.
(5)	In accordance with FASB ASC Topic 718, restricted stock awards and restricted stock units are valued based on the fair value of the Company’s stock on the last market trading day prior to the grant date. The fair value of a performance unit with target Adjusted EBITDA performance conditions is based on the fair value of the Company’s stock on the grant date. The fair value of a performance unit with TSR performance conditions is based on a third-party valuation simulating a range of possible TSR outcomes over the performance period. We have calculated the total grant date fair value of performance units assuming achievement of the target level of performance. Total dividends of $0.25 per share were paid in 2020 on restricted stock awards granted to Messrs. Longe and Kuta and Ms. Shepston. The awards granted to Messrs. Grieves and Nobili were in the form of restricted stock units which do not qualify for dividends until shares of common stock are issued on each of the respective vesting dates.

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EMPLOYMENT AGREEMENTS

During 2020, the Company had an employment agreement with Mr. Longe and agreements to compensate Messrs. Kuta, Grieves and Nobili and Ms. Shepston.

KEVIN T. LONGE

On June 26, 2012, Mr. Longe was appointed as the Company’s Chief Operating Officer and Executive Vice President. At the time of his hiring as the Company’s Chief Operating Officer, the Company and Mr. Longe agreed upon the terms and form of an employment agreement the parties would execute if the Board made Mr. Longe the Company’s President and Chief Executive Officer. This employment agreement was executed and became effective when Mr. Longe assumed the position of President and Chief Executive Officer on March 1, 2013.

Mr. Longe’s employment agreement provides for an annual base salary, which will be reviewed annually and may be increased (but not decreased) at the discretion of the Compensation Committee. This agreement provides that Mr.  Longe is eligible (but not guaranteed) to receive a discretionary annual bonus of up to 100% of his base salary, based upon achievement of performance goals established by the Compensation Committee. Mr. Longe will be eligible to receive other incentive awards, which will vest immediately if Mr. Longe’s employment is terminated other than for cause.

Under the employment agreement, Mr. Longe also receives the following benefits: (i) term life insurance coverage in the amount of $750,000, which is in addition to the standard term life insurance provided in the Company’s standard benefit plan; (ii) participation in the executive long-term disability plan; (iii) four weeks of vacation per year; (iv) participation in the Company’s standard benefit programs including health and dental insurance, term life insurance, accidental death and dismemberment insurance, short and long term disability, paid holiday, and certain other standard benefits provided by the Company; (v) participation in the Company’s 401(k) retirement plan; and (vi) reimbursement of up to $5,000 of professional service fees annually for a financial planning and/or tax consulting.

The employment agreement may be terminated at any time by the Company for cause (as defined below) effective immediately upon written notice to Mr. Longe. The employment agreement also provides that Mr. Longe’s employment can be terminated by the Company for any reason other than for cause upon the payment of an amount equal to 18 months of salary, payable in equal monthly payments, plus a bonus for such period equal to 150% of the average bonus (if any) paid to Mr. Longe for the three years preceding his termination (or, if shorter, the number of years of his employment with the Company), provided that Mr. Longe releases the Company from all claims as a condition of receiving the payments. Such amounts will be reduced to the extent that Mr. Longe accepts other employment prior to the final payment. Mr. Longe may terminate his employment with the Company at any time upon sixty days written notice (or upon such shorter period as the Company may agree in writing).

For purposes of Mr. Longe’s employment agreement, “cause” is defined as: (i) a willful and substantial breach by Mr. Longe of the terms of the employment agreement that has a materially adverse effect on the business and affairs of the Company; (ii) the failure by Mr. Longe to substantially perform, or the gross negligence in the performance of, his duties under the agreement for a period of fifteen days after the Board has made a written demand for performance which specifically identifies the manner in which it believes that Mr. Longe has not substantially performed his duties; (iii) the commission by Mr. Longe of a willful act or failure to act of misconduct which is injurious to the Company, including, but not limited to, material violations of any Company policy (such as the Company’s Code of Ethics); (iv) conviction or a plea of guilty or nolo contendere in connection with fraud or any crime that constitutes a felony in the jurisdiction involved; or (v) an act or failure to act constituting fraud or dishonesty that compromises Mr. Longe’s ability to act effectively as a high-level executive of the Company.

Mr. Longe’s agreement provides that if a Change in Control Event (as defined below) occurs and is followed within one year by a Material Change (as defined below) and the Material Change is not corrected following notice, Mr. Longe may terminate his employment, if not already terminated by the Company. If that occurs, Mr. Longe will be paid an amount equal to two years of salary and 200% of the average annual bonus earned over the preceding three years. In addition, all of Mr. Longe’s restricted stock or other equity awards will immediately vest.

Generally, a “Change in Control Event” means (i) a person or group acquires 25% of more of the Company’s stock; (ii) over a 24-month period the members of the Board at that time, or their appointees, fail to constitute a majority of the Board; (iii) the Company sells substantially all of its assets or merges into another corporation and its stockholders do not control the merged corporation; or (iv) the Company’s stockholders approve the liquidation or dissolution of the Company. Generally, a “Material Change” means (i) a material change in Mr. Longe’s functions, duties or responsibilities from those before the Change in Control Event; (ii) the Company assigns or reassigns him to another place of employment at least fifty miles from Boulder, Colorado; (iii) his salary and other compensation are reduced; or (iv) a purchaser of all or substantially all of the company’s assets fails to assume Mr. Longe’s employment agreement.

The employment agreement also contains customary non-competition and non-solicitation covenants. These covenants will be effective during Mr. Longe’s employment and for a period of two years following termination of his employment for any reason.

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MICHAEL KUTA

Our offer letter with Mr. Kuta dated February 23, 2014, provided a base salary, with participation in the annual incentive plan at a target level of 60% of base salary. Mr. Kuta is also eligible to participate in various Company benefit programs. We agreed to pay Mr. Kuta a one-time severance payment equal to 18 months of his then-current base salary if his employment was terminated as a result of a change of control of the Company. The definition of change of control is generally similar to the definition of Change of Control Event in Mr. Longe’s employment agreement.

MICHELLE SHEPSTON

Our offer letter with Ms. Shepston dated July 17, 2016 provided a base salary, with participation in the annual incentive plan at a target level of 40% of base salary. Ms. Shepston is also eligible to participate in various Company benefit programs. We agreed to pay Ms. Shepston a one-time severance payment equal to 12 months of her then-current base salary if her employment is terminated as a result of a change of control of the Company (defined substantially in accordance with Change of Control Event in Mr. Longe’s employment agreement), and agreed to pay a one-time severance payment equal to six months of her then-current base salary if her employment is terminated without cause other than in connection with a change of control.

IAN GRIEVES

DynaEnergetics Holding GmbH initially entered into an employment agreement with Mr. Grieves dated July 26, 2013, which was later replaced by an employment agreement entered into by and between DynaEnergetics Europe GmbH and Mr. Grieves dated January 1, 2020. Mr. Grieves’ employment agreement provides for an annual base salary, with participation in the annual incentive plan at a target level of 60% of base salary. Mr. Grieves is also eligible to participate in various Company benefit programs. The employment agreement also contains non-competition and non-solicitation covenants, to be effective during Mr. Grieves’ employment and for a period of two years following termination of his employment. For the duration of Mr. Grieves’ non-competition obligation following termination, he will receive compensation in an amount equal to one half of his fixed yearly annual salary.

ANTOINE NOBILI

NobelClad Europe SAS entered into an addendum to Mr. Nobili’s work contract dated July 24, 2020, which provides for an annual base salary, with participation in the annual incentive plan at a target level of 40% of base salary. Mr. Nobili also participates in NobelClad Europe SAS’s profit sharing plan, and he is eligible to participate in various other Company benefit programs.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2020

	Stock Awards(1)
	Restricted Stock/Restricted Stock Units			Performance Share Units
Name	Number of Shares of Stock or Units Held that Have Not Vested (#)		Market Value of Shares of Stock or Units Held that Have Not Vested ($)(17)	Number of Shares of Stock or Units Held that Have Not Vested (#)		Market Value of Shares of Stock or Units Held that Have Not Vested ($)(17)
Kevin T. Longe	66,667	(2)	$2,883,348	10,000	(14)	$432,500
	6,666	(3)	$288,305	8,809	(15)	$380,989
	11,746	(4)	$508,015	26,483	(16)	$1,145,390
	26,483	(5)	$1,145,390
Michael Kuta	23,334	(2)	$1,009,196	4,000	(14)	$173,000
	2,666	(3)	$115,305	2,883	(15)	$124,690
	3,844	(4)	$166,253	8,739	(16)	$377,962
	8,739	(5)	$377,962
Michelle Shepston	2,000	(3)	$86,500	3,000	(14)	$129,750
	2,440	(4)	$105,530	1,830	(15)	$79,148
	3,443	(5)	$148,910	3,443	(16)	$148,910
Ian Grieves	16,667	(6)	$720,848	3,000	(14)	$129,750
	2,000	(7)	$86,500	2,288	(15)	$98,956
	3,050	(8)	$131,913	4,635	(16)	$200,464
	4,635	(9)	$200,464
Antione Nobili	500	(10)	$21,625
	1,000	(11)	$43,250
	1,000	(12)	$43,250
	285	(13)	$12,326

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(1)	All shares of restricted stock qualify for dividends if and when the Company declares dividend payments. Restricted stock units do not qualify for dividends until the shares of common stock are issued on each of the respective vesting dates. Performance share units accrue the right to receive dividends from the date of issuance until the vesting date on shares of common stock actually issued upon vesting. From the date of the earliest grant in this table until July 15, 2019, the Company paid a dividend of $0.02 per share each quarter. From and after July 16, 2020 until April 15, 2021, the Company paid a dividend of $0.125 per share each quarter. After April 16, 2021, the Company did not declare dividend payments.
(2)	These restricted stock awards were granted on February 22, 2017 and are scheduled to vest 50% on the fourth and 50% on the fifth anniversaries of the date of grant, subject to continued employment.
(3)	These restricted stock awards were granted on February 27, 2018 and are scheduled to vest on the third anniversary of the date of grant, subject to continued employment.
(4)	These restricted stock awards were granted on February 26, 2019 and are scheduled to vest 50% on the second and 50% on the third anniversary of the date of grant, subject to continued employment.
(5)	These restricted stock awards were granted on February 26, 2020 and are scheduled to vest equally on each of the first three anniversaries of the date of grant, subject to continued employment.
(6)	These restricted stock units were granted on February 22, 2017 and are scheduled to vest 50% on the fourth and 50% on the fifth anniversaries of the date of grant, subject to continued employment.
(7)	These restricted stock units were granted on February 27, 2018 and are scheduled to vest on the third anniversary of the date of grant, subject to continued employment.
(8)	These restricted stock units were granted on February 26, 2019 and are scheduled to vest 50% on the second and 50% on the third anniversary of the date of grant, subject to continued employment.
(9)	These restricted stock units were granted on February 26, 2020 and are scheduled to vest equally on each of the first three anniversaries of the date of grant, subject to continued employment.
(10)	These restricted stock units were granted on March 5, 2018 and are scheduled to vest on the third anniversary of the date of grant, subject to continued employment.
(11)	These restricted stock units were granted on March 8, 2019 and are scheduled to vest two-thirds on the second anniversary and one-third on the third anniversary of the date of grant, subject to continued employment.
(12)	These restricted stock units were granted on March 2, 2020 and are scheduled to vest two-thirds on the second anniversary and one-third on the third anniversary of the date of grant, subject to continued employment.
(13)	These restricted stock units were granted on May 1, 2020 and are scheduled to vest two-thirds on the second anniversary and one-third on the third anniversary of the date of grant, subject to continued employment.
(14)	These performance share units were granted on February 27, 2018 and are scheduled to vest on the third anniversary of the date of grant based upon the achievement of two separate performance conditions - TSR performance relative to a disclosed peer group and the achievement of a targeted Adjusted EBITDA goal.
(15)	These performance share units were granted on February 26, 2019 and are scheduled to vest on the third anniversary of the date of grant based upon the achievement of two separate performance conditions - TSR performance relative to a disclosed peer group and the achievement of a targeted Adjusted EBITDA goal.
(16)	These performance share units were granted on February 26, 2019 and are scheduled to vest on the third anniversary of the date of grant based upon the achievement of two separate performance conditions - TSR performance relative to a disclosed peer group and the achievement of a targeted Adjusted EBITDA goal.
(17)	The fair market value is calculated as the product of (x) the closing price on December 31, 2020 of $43.25 per share and (y) the number of unvested shares or units.

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STOCK VESTED DURING 2020

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)(1)
Kevin T. Longe	72,539	$2,832,937
Michael Kuta	26,921	$1,051,314
Michelle Shepston	11,221	$435,265
Ian Grieves	15,519	$604,186
Antoine Nobili	2,166	$78,666

(1)	Represents the number of shares vested multiplied by the per share closing market price of our common stock on the respective vesting dates.

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NON-QUALIFIED DEFERRED COMPENSATION

NEOs are eligible to defer a portion of their annual salary, their annual incentive bonus, and their equity awards through the DMC Global Inc. Deferred Compensation Plan on a tax-deferred basis. Deferrals into the plan are not matched or subsidized by the Company, nor are they eligible for above-market or preferential earnings.

The following table shows information about the amount of contributions, earnings, and balances for each named executive officer under the Company’s Deferred Compensation Plan as of December 31, 2020.

Name	Beginning balance	Cash contributions(1)	Equity contributions(2)		Aggregate earnings/ (losses)(5)	Aggregate distributions/ adjustments(6)	Ending balance
Kevin T. Longe	$12,935,027	$-	$394,200	(3)	$(1,010,445)	$(79,479)	$12,239,303
Michael Kuta	$5,085,212	$131,670	$157,680	(3)	$119,409	$(35,271)	$5,458,700
Michelle Shepston	$164,525	$-	$130,008	(4)	$12,512	$(1,397)	$305,648
Ian Grieves	$-	$-	$-		$-	$-	$-
Antoine Nobili	$-	$-	$-		$-	$-	$-

(1)	Mr. Kuta’s cash contribution was a portion of Non-Equity Incentive Plan Compensation.
(2)	Equity contributions are deferred in the year granted and include non-vested shares. The election to defer equity awards occurs prior to the year such awards are granted, regardless of the vesting terms of the award.
(3)	Equity contributions for Messrs. Longe and Kuta include shares granted upon achievement of performance conditions. Performance share units (PSUs) granted in 2017 were deferred. Upon achievement of specified performance targets over the three-year period from 2017 through 2019, the Company determined that the maximum performance conditions were fully satisfied, and as a result, 20,000 PSUs were awarded to Mr. Longe and 8,000 PSUs awarded to Mr. Kuta vested. Participants deferred the target number of awards in the year granted, which represented 10,000 for Mr. Longe and 4,000 for Mr. Kuta. These shares were reported as compensation in the Summary Compensation Table in the year granted.
(4)	Equity contributions for Ms. Shepston were comprised of 3,443 shares of restricted stock granted on February 26, 2020. Share contributions are shown at the value on the contribution date ($37.76 per share). These shares are reported as compensation in the Summary Compensation Table (See Notes 1 and 2).
(5)	Earnings on deferral of Company shares represent the change in the Company stock price from contribution dates to the end of the year. Earnings on bonus or annual salary contributions represent the change in value of the investments selected by the participant.
(6)	Distributions shown represent the value of shares withheld to cover the taxes owed upon the vesting of restricted stock awards previously deferred into the plan.

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POTENTIAL PAYMENTS UPON TERMINATION

The table below sets forth the potential payments to our named executive officers under various termination scenarios including termination without cause, termination as a result of death or disability and termination as a result of retirement, under the terms of their respective employment or other agreements and the equity incentive plans. See “Employment Agreements” above for a summary of the terms of applicable employment agreements or arrangements with our named executive officers. Under the award agreements governing equity grants under our equity incentive plans, if the named executive officer’s employment is terminated for any reason other than (i) death, (ii) disability, or (iii) termination without cause (as defined in the executive’s employment agreement), the named executive officer shall, for no consideration, forfeit to us any shares of restricted stock to the extent such shares are not vested at the time of such termination of employment. If the named executive officer’s employment terminates due to death or disability, or is terminated without cause, any unvested shares of restricted stock or restricted stock units will immediately vest on the date of the executive’s termination of employment for such reason.

For purposes of this table, we have assumed the date of termination of employment (regardless of the circumstances) is December 31, 2020, and that termination occurred under the terms of any current employment or change in control agreement. The price of our common stock on December 31, 2020 was $43.25. We have not included the financial effect of a termination for cause as the named executive officers are not entitled to any further compensation or benefits following such a termination. Furthermore, the amounts shown in the tables below do not include payments to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, including accrued salary and vacation pay. Payment of salary continuation upon termination will be made in monthly payments while any salary owed upon termination will be paid in a single lump sum. Payment of these amounts after termination without cause is generally conditioned upon the former executive’s execution of a release and waivers and continued compliance with non-competition, non-solicitation, and confidentiality obligations. We may make changes to the current employment and termination arrangements with our executive officers or enter into new arrangements from time to time.

	Kevin T. Longe
Executive Benefits and Payments upon Termination of Employment	Involuntary Termination without Cause	(1)	Death, Disability, Retirement
COMPENSATION:
Base Salary	$900,000	(2)	$-
Incentive Bonus	$793,750	(3)	$180,000	(4)
Acceleration of vesting of Restricted Stock(6)	$6,783,937		$6,783,937	(5)
TOTAL	$8,477,687		$6,963,937

	Michael Kuta
Executive Benefits and Payments upon Termination of Employment	Involuntary Termination without Cause	(1)	Death, Disability, Retirement
COMPENSATION:
Base Salary	$555,000	(7)	$-
Incentive Bonus	$-		$-
Acceleration of vesting of Restricted Stock(6)	$2,344,368		$2,344,368	(5)
TOTAL	$2,899,368		$2,899,368

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	Michelle Shepston
Executive Benefits and Payments upon Termination of Employment	Involuntary Termination without Cause	(1)	Death, Disability, Retirement
COMPENSATION:
Base Salary	$315,000	(8)	$-
Incentive Bonus	$-		$-
Acceleration of vesting of Restricted Stock(6)	$698,748		$698,748	(5)
TOTAL	$1,013,748		$1,013,748

	Ian Grieves
Executive Benefits and Payments upon Termination of Employment	Involuntary Termination without Cause	(1)	Death, Disability, Retirement
COMPENSATION:
Base Salary	$175,000	(9)	$87,500	(10)
Incentive Bonus	$31,500	(9)	$52,500	(10)
Acceleration of vesting of Restricted Stock(6)	$1,568,895		$1,568,895	(5)
TOTAL	$1,775,395		$1,708,895

	Antoine Nobili
Executive Benefits and Payments upon Termination of Employment	Involuntary Termination without Cause	(1)	Death, Disability, Retirement	(2)
COMPENSATION:
Base Salary	$443,857	(11)	$105,628	(12)
Incentive Bonus	$-		$25,117	(12)
Acceleration of vesting of Restricted Stock(6)	$120,451		$120,451	(5)
TOTAL	$564,308		$251,196
(1)	Includes involuntary termination without cause resulting from a change in control. In the case of Mr. Kuta, salary is only paid if the involuntary termination without cause relates to a change of control of the Company.
(2)	The only compensation payable to named executive officers in the event of death, disability or retirement, is the accelerated vesting of restricted stock awards and, for Mr. Longe, a pro-rated bonus for the portion of the fiscal year prior to his death, disability or retirement.
(2)	Equals 18 months of base salary of $600,000 for Mr. Longe.
(3)	Equals 150% of the average of Mr. Longe’s 2018, 2019 and 2020 bonus.
(4)	Equals 2020 bonus.
(5)	In the event of death, disability or retirement, named executive officers or their survivors would be entitled to the accelerated vesting of restricted stock awards. For purposes of this calculation, performance-based awards are assumed to achieve target performance.
(6)	The value of the restricted stock is based on the closing market price of our common stock on December 31, 2020 of $43.25 per share.
(7)	Equals 18 months of base salary of $370,000 for Mr. Kuta.
(8)	Equals 12 months of base salary of $315,000 for Ms. Shepston. If Ms. Shepston is terminated without cause for other than a change in control event, she would be entitled to a lump sum payment of $157,500, or six months of her base salary.
(9)	In case of termination, Mr. Grieves is entitled to a notice period of six months, during which he would receive salary and pro-rated bonus. The amounts are based on Mr. Grieves’ base pay guaranteed to be equivalent to at least $350,000 and his 2020 bonus of $63,000. Under German labor laws and depending on the facts and circumstances around the termination, Mr. Grieves may be entitled to more severance that cannot be calculated at this time.
(10)	In case of death, Mr. Grieves’ survivors would be entitled to three months of salary and bonus. The amounts are based on Mr. Grieves’ base pay guaranteed to be equivalent to at least $350,000 and target bonus of $210,000 calculated using that base pay.
(11)	In accordance with French labor laws, Mr. Nobili is entitled to 20 months of his last monthly salary plus an additional €3,500 per year of employment. Mr. Nobili’s payouts would be paid in Euros and was converted to U.S. dollars using an exchange rate of 1.1419.
(12)	At voluntary retirement, Mr. Nobili will receive retirement based on his seniority within the company calculated in accordance with French labor laws. Currently, Mr. Nobili would be entitled to payouts equal to six months of the average of his last 12 months of salary and bonus. Mr. Nobili’s payouts would be paid in Euros and was converted to U.S. dollars using an exchange rate of 1.1419.

DMC GLOBAL INC. • 2021 PROXY STATEMENT	43

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DIRECTOR COMPENSATION

Non-employee Director	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation	Total
David C. Aldous(3)	$105,000	$109,991	$-	$214,991
Andrea E. Bertone(3)	$65,000	$109,991	$-	$174,991
Yvon Pierre Cariou(3)	$74,000	$109,991	$-	$183,991
Robert A. Cohen(3)	$77,500	$109,991	$-	$187,491
Ruth I. Dreessen(4)	$16,250	$57,317	$-	$73,567
Richard P. Graff(3)	$85,000	$109,991	$-	$194,991
Michael A. Kelly(5)	$32,500	$60,006	$-	$92,506
Clifton Peter Rose(3)	$74,000	$109,991	$-	$183,991
(1)	Amounts shown reflect annual fees for each member of the Board related to Board service and serving as the chair of the Board or chair of a Board committee. All fees are paid quarterly.
(2)	Amounts shown in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of shares granted to each director. See Note 5 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020 regarding assumptions underlying valuation of equity awards. During 2020, total dividends of $0.25 per share were paid on shares of restricted stock.
(3)	1,096 shares were granted on May 7, 2020 to each non-employee director then in office.
(4)	On October 19, 2020, 1,748 shares of restricted stock were granted to Ms. Dreessen in connection with her joining the Board. (5) On July 24, 2020, 2,055 shares of restricted stock were granted to Mr. Kelly in connection with him joining the Board.

COMPENSATION FOR NON-EMPLOYEE DIRECTORS

Our director compensation program is designed to include annual retainer fees paid in a combination of cash and restricted stock and additional cash retainer amounts paid for Board and committee leadership positions. In 2020, each of our non-employee directors received an annual cash retainer of $65,000. Each non-employee director was also granted on the date of the Company’s 2020 annual stockholder meeting a restricted stock award with a value equivalent to $110,000 (based on the closing price of DMC’s stock on the trading day prior to the annual stockholder meeting), with such awards to vest in full on the one-year anniversary of the grant date. Directors received additional annual cash retainers as follows: $40,000 to the Chairman of the Board; $20,000 to the Audit Committee chairman; $12,000 to the Compensation Committee chairman; and $9,000 to the chairman of each of the other Board committees.

The annual cash retainers are paid quarterly. If two meetings are missed by a director, the retainer will be reduced by 25% and reduced further on a pro rata basis for each additional meeting missed. The members of the Board are also eligible for reimbursement of their expenses incurred in connection with attendance at Board meetings. New directors typically receive a restricted stock award with a value equivalent to $60,000 as of their date of appointment to the Board, with such award to vest in full on the one-year anniversary of the grant date.

Directors are eligible to defer any or all of their annual cash retainers and equity awards through the DMC Global Inc. Deferred Compensation Plan on a tax-deferred basis. During 2020, Messrs. Cohen and Graff and Ms. Bertone elected to defer all of their annual equity awards. Deferrals into the plan are not matched or subsidized by the Company, nor are they eligible for above-market or preferential earnings.

STOCK OWNERSHIP GUIDELINES FOR NON-EMPLOYEE DIRECTORS

Under our stock ownership guidelines, within five years of election to the Board, our non-employee directors are expected to hold stock worth at least five times the amount of the annual cash Board retainer fee. All of our non-employee directors are in compliance with the stock ownership guidelines or fall within the exception period.

DMC GLOBAL INC. • 2021 PROXY STATEMENT	44

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CEO PAY RATIO FOR FISCAL YEAR FOR 2020

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the annual total compensation of the individual identified as our median paid employee, the annual total compensation of our CEO, Mr. Longe, and the ratio of these two amounts. In 2020, the annual total compensation for the median identified employee was $50,892; the annual total compensation for our CEO was $3,185,655; and the resulting ratio between the two was approximately 1 to 63.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

In determining the employee population to be used to identify the median employee, we included all of our full-time, part-time, and temporary employees globally (excluding our CEO) who were employed as of December 31, 2020, consisting of 598 employees, of which 363 were U.S. employees and 235 were non-U.S. employees. We excluded from this employee population seven employees (three employees in Korea, two employees in China, one employee in Singapore and one employee in Ireland) who represented less than 5% of our total employees, pursuant to the “de minimis” exception provided in the applicable SEC rule. As a result, the employee population that we used for purposes of determining the compensation of our median employee consisted of 591 employees, of which 363 were U.S. employees and 228 were non-U.S. employees.

We used a consistently applied compensation measure to identify our median employee, which consisted of total cash compensation (including wages and cash bonuses) paid to each employee (other than the CEO) during 2020. During 2020, the Company reduced its employee population in response to the COVID-19 pandemic. Accordingly, the Company identified a new median employee to use in the CEO pay ratio calculation.

Earnings of our employees outside the U.S. were converted to U.S. dollars using the same yearly average exchange rate used in preparing our December 31, 2020 consolidated financial statements.

DMC GLOBAL INC. • 2021 PROXY STATEMENT	45

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2020 with respect to the shares of our common stock that may be issued under our equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(c)
Equity compensation plans approved by security holders	238,644	(1)	$-	2,795,468	(2)
Equity compensation plans not approved by security holders	-		$-	N/A
TOTAL	238,644		$-	2,795,468
(1)	Includes 75,946 RSUs and 162,698 PSUs, which assumes maximum performance metrics are achieved.
(2)	Includes 206,350 shares issuable with respect to outstanding rights under our Employee Stock Purchase Plan and 2,589,118 shares available for issuance under our 2016 Omnibus Incentive Plan, both as of December 31, 2020. As of the date of this proxy statement, there are 226,868 securities to be issued upon vesting of outstanding RSUs and PSUs and 2,686,047 shares available for issuance under our 2016 Omnibus Incentive Plan, excluding securities to be issued upon vesting of outstanding RSUs and PSUs.

DMC GLOBAL INC. • 2021 PROXY STATEMENT	46

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 18, 2021 by: (i) each of our directors; (ii) each of our executive officers; and (iii) all of our directors and executive officers as a group.

	Beneficial Ownership(1)
Name and Address of Beneficial Owner(2)	Common Stock	Restricted Stock Units	Deferred Stock	Total Shares Beneficially Owned(3)	Percent of Total
DIRECTORS:
David C. Aldous	30,331	-	-	30,331	*
Andrea E. Bertone	-	-	5,307	-	*
Yvon Pierre Cariou	85,130	-	-	85,130	*
Robert A. Cohen	13,301	-	20,659	13,301	*
Ruth I. Dreessen	1,748	-	-	1,748	*
Richard P. Graff	14,795	-	20,659	14,795	*
Michael A. Kelly	2,055	-	-	2,055	*
Kevin T. Longe(4)	39,222	-	91,288	39,222	*
Clifton Peter Rose	15,390	-	-	15,390	*
EXECUTIVE OFFICERS:
Michael Kuta(5)	10,695	-	36,948	10,695	*
Michelle Shepston(6)	18,434	-	6,891	18,434	*
Ian Grieves(7)	49,976	17,531	-	49,976	*
Antione Nobili	9,500	2,785	-	9,500	*
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (13 PERSONS)(8)	290,577	20,316	181,752	290,577	1.8%
*	Less than 1%.
(1)	This table is based upon information supplied by officers and directors as well as filings made pursuant to Section 16(a) of the Exchange Act with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 15,792,570 shares of common stock outstanding on March 18, 2021, adjusted as required by rules promulgated by the SEC.
(2)	Unless otherwise indicated, the address of each beneficial owner is c/o DMC Global Inc. 11800 Ridge Parkway, Suite 300, Broomfield, Colorado 80021.
(3)	Represents shares of the Company’s common stock held, or which the holder has the right to acquire within 60 days after March 18, 2021.
(4)	Excludes 50,046 PSUs from Common Stock column. Shares beneficially owned include 50 shares owned by Mr. Longe’s spouse.
(5)	Excludes 13,608 PSUs from Common Stock column and 2,883 PSUs from Deferred Stock column.
(6)	Excludes 7,191 PSUs from Common Stock column. Shares beneficially owned include 100 shares owned by Ms. Shepston’s spouse.
(7)	Excludes 9,505 PSUs from Common Stock column.
(8)	Excludes 80,350 PSUs from Common Stock column and 2,883 PSUs from Deferred Stock column.

DMC GLOBAL INC. • 2021 PROXY STATEMENT	47

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The following table sets forth certain information regarding the ownership of our common stock as of March 18, 2021, by each person or group known by us to be the beneficial owner of more than 5% of our common stock.

	Beneficial Ownership(1)
Name and Address of Beneficial Owner	Number of Shares	Percent of Total
Brown Capital Management, LLC(2)	2,555,754	16.2%
1201 N. Calvert Street
Baltimore, MD 21202
BlackRock Inc.(3)	2,339,210	14.8%
55 East 52nd Street
New York, NY 10055
Wasatch Advisors, Inc.(4)	1,411,042	8.9%
505 Wakara Way
Salt Lake City, UT 84108
Earnest Partners, LLC(5)	1,318,744	8.4%
1180 Peachtree Street NE, Suite 2300
Atlanta, Georgia 30309
Vanguard Group Inc(6)	1,047,232	6.6%
100 Vanguard Blvd.
Malvern, PA 19355
(1)	This table is based upon information supplied by the principal stockholders on the Statement of Beneficial Ownership filed on Schedule 13G or 13G/A with the SEC. Unless otherwise indicated in the footnotes to this table, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 15,792,570 shares of common stock outstanding on March 18, 2021.
(2)	Based on the Statement of Beneficial Ownership filed on Schedule 13G/A on February 12, 2021, by Brown Capital Management, LLC. In its capacity as an investment advisor for shares owned by its clients, Brown Capital Management has the sole power to vote or direct the vote for 1,506,241 shares, and the sole power to dispose or direct the disposition of 2,555,754 shares. Included in those shares are 1,253,373 shares beneficially owned by The Brown Capital Management Small Company Fund, a registered investment company, which is managed by Brown Capital Management, LLC.
(3)	Based on the Statement of Beneficial Ownership filed on Schedule 13G on January 25, 2021 by BlackRock, Inc. In its capacity as parent holding company, BlackRock, Inc. has the sole power to vote or direct the vote for 2,319,989 shares, and the sole power to dispose or direct the disposition of 2,339,210 shares.
(4)	Based on the Statement of Beneficial Ownership filed on Schedule 13G on February 11, 2021 by Wasatch Advisors Inc. In its capacity as an investment advisor, Wasatch Advisors has the sole power to vote or direct the vote for 1,411,042 shares, and the sole power to dispose or direct the disposition of 1,411,042 shares.
(5)	Based on the Statement of Beneficial Ownership filed on Schedule 13G on February 7, 2021 by Earnest Partners, LLC. In its capacity as investment advisor, Earnest Partners has the sole power to vote or direct the vote for 806,648 shares, and the sole power to dispose or direct the disposition of 1,318,744 shares.
(6)	Based on the Statement of Beneficial Ownership filed on Schedule 13G/A on February 10, 2021 by The Vanguard Group Inc. In its capacity as investment advisor, The Vanguard Group has the sole power to vote or direct the vote for zero shares, and the sole power to dispose or direct the disposition of 1,014,303 shares.

DMC GLOBAL INC. • 2021 PROXY STATEMENT	48

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DELINQUENT SECTION 16 REPORTS

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC an initial report of ownership and to report changes in ownership of our common stock and other equity securities. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2020, all Section 16(a) filing requirements applicable to our officers, directors, and greater than 10% beneficial owners were complied with and filed on time, except for two late Form 4s for Mr. Longe, one reporting two transactions and one reporting one transaction, one late Form 4 for Mr. Kuta reporting one transaction, and one late Form 4 for Mr. Cariou reporting one transaction.

CODE OF ETHICS AND BUSINESS CONDUCT

We have adopted a Code of Ethics that applies to all members of our Board and all of our employees, including our principal executive officer, principal financial officer, principal accounting officer and all other senior members of our finance and accounting departments. We require all employees to adhere to our Code of Ethics in addressing legal and ethical issues encountered in conducting their work. Our Board periodically, and at least annually, reviews and revises our Code of Ethics, as appropriate. We intend to disclose any waivers of the Code of Ethics that would otherwise be required to be disclosed in a Current Report on Form 8-K on our website. A copy of our Code of Ethics is available on our website, www.dmcglobal.com.

DMC GLOBAL INC. • 2021 PROXY STATEMENT	49

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board recognizes that certain transactions, arrangements, and relationships between us, on the one hand, and members of the Board, certain officers and persons and entities affiliated with such persons, on the other hand, present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof), compared to transactions between us and unaffiliated third parties. Accordingly, the Board has adopted related party transaction policies and procedures for the purpose of establishing guidelines and procedures by which our Audit Committee and Corporate Governance and Nominating Committee shall review and oversee proposed related party transactions, as more fully described therein.

In accordance with our Code of Ethics, employees are directed to avoid conflicts of interest. Potential conflicts of interest must be brought to the attention of the Chief Legal Officer, or in the case of a potential conflict related to an executive officer or director, to the Chairman of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee will refer any conflicts that would require disclosure under Rule 404 of SEC Regulation S-K to the Audit Committee, who is responsible for reviewing and approving any such transactions. All other potential conflicts will be subject to review by the Corporate Governance and Nominating Committee.

All related party transactions will be disclosed in our filings with the SEC to the extent required by the Securities Act of 1933, as amended, the Exchange Act and the rules and regulations promulgated thereunder.

DMC GLOBAL INC. • 2021 PROXY STATEMENT	50

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HOUSEHOLDING

As permitted by applicable law, we intend to deliver only one copy of certain of our documents, including the Notice of Internet Availability of Proxy Materials, proxy statements, annual reports and information statements to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies thereof. Any request for multiple copies or paper copies of proxy materials should be directed to DMC Global Inc., c/o Corporate Secretary, 11800 Ridge Parkway, Suite 300, Broomfield, Colorado 80021, or by telephone at (303) 665-5700. Upon request, we will promptly deliver a separate copy. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

DMC GLOBAL INC. • 2021 PROXY STATEMENT	51

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OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

MICHELLE H. SHEPSTON

Chief Legal Officer and Secretary

April 2, 2021

Accompanying this proxy statement is a copy of our Annual Report to Stockholders, which includes our Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2020. Additional copies of the Annual Report and the Form 10-K are available without charge upon written request to: Corporate Secretary, DMC Global Inc., 11800 Ridge Parkway, Suite 300, Broomfield, Colorado 80021.

DMC GLOBAL INC. • 2021 PROXY STATEMENT	52

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DMC™

11800 Ridge Parkway
Suite 300
Broomfield, Colorado 80021

dmcglobal.com

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DMC™

VOTE

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
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C123456789

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000000000.000000 ext 000000000.000000 ext

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Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote "FOR" Proposals 1, 2 and 3.

1. Election of Directors:

01 - David C. Aldous
02 - Andrea E. Bertone
03 - Robert A. Cohen
04 - Ruth I. Dreessen
05 - Richard P. Graff
06 - Michael A. Kelly
07 - Kevin T. Longe
08 - Clifton Peter Rose

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☐ For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

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☐	☐	☐	☐	☐	☐	☐	☐

	For	Against	Abstain
2. Advisory vote on Executive Compensation.	☐	☐	☐
3. Ratification of appointment of Ernst & Young LLP as auditor for 2021.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

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Proxy — DMC Global Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DMC GLOBAL INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS – MAY 12, 2021

The undersigned hereby constitutes and appoints Kevin T. Longe, Michael Kuta, and Michelle H. Shepston, and each of them, the undersigned's true and lawful agents and proxies with full power of substitution in each, to represent the undersigned and vote all shares that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of DMC Global Inc. to be held at 11800 Ridge Parkway, Suite 300, Broomfield, CO 80021, on May 12, 2021, at 8:30 a.m. local time, and at any postponements, continuations and adjournments thereof, on all matters as may properly come before said meeting.

You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Director's recommendations. The persons named herein as agents and proxies cannot vote your shares unless you sign and return this card.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

(Continued and to be signed on reverse side.)

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VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote "FOR" Proposals 1, 2 and 3.

1. Election of Directors:

01 - David C. Aldous	02 - Andrea E. Bertone	03 - Robert A. Cohen
04 - Ruth I. Dreessen	05 - Richard P. Graff	06 - Michael A. Kelly
07 - Kevin T. Longe	08 - Clifton Peter Rose	

☐ Mark here to vote FOR all nominees

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☐ For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

01	02	03	04	05	06	07	08
☐	☐	☐	☐	☐	☐	☐	☐

	For	Against	Abstain
2. Advisory vote on Executive Compensation.	☐	☐	☐
3. Ratification of appointment of Ernst & Young LLP as auditor for 2021.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — DMC Global Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DMC GLOBAL INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS – MAY 12, 2021

The undersigned hereby constitutes and appoints Kevin T. Longe, Michael Kuta, and Michelle H. Shepston, and each of them, the undersigned's true and lawful agents and proxies with full power of substitution in each, to represent the undersigned and vote all shares that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of DMC Global Inc. to be held at 11800 Ridge Parkway, Suite 300, Broomfield, CO 80021, on May 12, 2021, at 8:30 a.m. local time, and at any postponements, continuations and adjournments thereof, on all matters as may properly come before said meeting.

You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Director's recommendations. The persons named herein as agents and proxies cannot vote your shares unless you sign and return this card.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

(Continued and to be signed on reverse side.)